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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Marathon Oil Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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NOTICE OF 2015 ANNUAL MEETING

MARATHON OIL CORPORATION PROXY STATEMENT

ANNUAL MEETING

Wednesday, April 29, 2015
10:00 a.m. Central Time
Conference Center Auditorium
Marathon Oil Tower
5555 San Felipe Street
Houston, Texas 77056

MEETING HOURS

Registration 9:00 a.m.
Meeting 10:00 a.m.

Please vote promptly either by:

•
telephone,

•
the Internet, or

•
marking, signing and returning your proxy or voting instruction card.

Marathon Oil Corporation 5555 San Felipe Street Houston, TX 77056	Lee M. Tillman President and Chief Executive Officer

March 18, 2015

Dear Marathon Oil Stockholder,

On behalf of your Board of Directors and management, you are cordially invited to attend our 2015 Annual Meeting of Stockholders to be held in the Conference Center Auditorium of the Marathon Oil Tower, 5555 San Felipe Street, Houston, Texas, on Wednesday, April 29, 2015 at 10:00 a.m. Central Time.

We are making our proxy materials accessible over the Internet, which allows us to conveniently provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. Please read the Proxy Statement for more information about how to access the proxy materials over the Internet.

On March 18, 2015, we plan to mail to our U.S. stockholders a notice explaining how to access our 2015 Proxy Statement and 2014 Annual Report and vote online, as well as how to request a printed copy of these materials. All other stockholders will continue to receive copies of the Proxy Statement and Annual Report by mail. The matters to be voted on at the meeting can be found in the 2015 Proxy Statement.

Your vote is important. Whether or not you plan to attend the meeting, we encourage you to vote promptly so that your shares will be represented and properly voted at the meeting.

Sincerely,

Lee M. Tillman

President and Chief Executive Officer

MARATHON OIL | 2015 PROXY STATEMENT i

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

We will hold our 2015 Annual Meeting of Stockholders in the Conference Center Auditorium of the Marathon Oil Tower, 5555 San Felipe Street, Houston, Texas 77056 on Wednesday, April 29, 2015 at 10:00 a.m. Central Time.

At the meeting, stockholders will act on the following and will consider any other matters properly brought before the meeting, including stockholder proposals:

• Proposal 1:	Elect eight directors to serve until the 2016 Annual Meeting
• Proposal 2:	Ratify the selection of PricewaterhouseCoopers LLP as our independent auditor for 2015
• Proposal 3:	Advisory vote approving our 2014 named executive officer compensation
• Proposals 4-5:	The Board of Directors knows of two stockholder proposals that may be presented

These matters are described in detail in the Proxy Statement. The Board of Directors recommends a vote FOR Proposals 1, 2 and 3, and a vote AGAINST Proposals 4 and 5.

You are entitled to vote at the meeting if you were an owner of record of common stock at the close of business on March 2, 2015. If you hold your shares through a broker or other intermediary, you will need proof of your stockholdings to attend the meeting. A recent account statement, letter or proxy from your broker or other intermediary will suffice.

We are providing these proxy materials online, as permitted by the Securities and Exchange Commission. We believe this approach allows us to conveniently provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting.

If you received a printed copy of the materials, we have enclosed a copy of the Company's 2014 Annual Report with this Notice and Proxy Statement.

By order of the Board of Directors,

Sylvia J. Kerrigan

Secretary

Dated: March 18, 2015

MARATHON OIL | 2015 PROXY STATEMENT 1

PROXY STATEMENT

We are furnishing you this Proxy Statement in connection with the solicitation of proxies by our Board of Directors ("Board") to be voted at the 2015 Annual Meeting of Stockholders ("Annual Meeting") of Marathon Oil Corporation, a Delaware corporation ("Marathon Oil" or the "Company"). The proxy materials, including this Proxy Statement, proxy card or voting instructions and our 2014 Annual Report, are being distributed and made available on or about March 18, 2015.

We provide access to our proxy materials to our stockholders on the Internet. Accordingly, a Notice Regarding the Availability of Proxy Materials ("Notice") will be mailed to most of our stockholders on or about March 18, 2015. Stockholders may access the proxy materials on the Internet or request a printed set of the proxy materials to be sent to them by following the instructions in the Notice.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

When and where will the Annual Meeting be held?

We will hold our 2015 Annual Meeting of Stockholders in the Conference Center Auditorium of the Marathon Oil Tower, 5555 San Felipe Street, Houston, Texas 77056 on Wednesday, April 29, 2015 at 10:00 a.m. Central Time.

Who may vote?

You may vote if you were a holder of Marathon Oil Corporation common stock at the close of business on March 2, 2015, the record date for the meeting. Each share of common stock is entitled to one vote. As of the record date, there were 675,176,662 shares of Marathon Oil common stock outstanding and entitled to vote.

What am I voting on and how does the Board recommend that I vote?

Proposal		More Information	Board Recommendation

PROPOSAL 1	Election of Directors	Page 5	FOR each nominee

PROPOSAL 2	Ratification of Independent Auditor for 2015	Page 52	FOR

PROPOSAL 3	Advisory Vote to Approve the Compensation of Our Named Executive Officers	Page 54	FOR

PROPOSALS 4-5	Stockholder Proposals	Pages 55-59	AGAINST each proposal

How do I vote?

You may vote by any of the following methods:

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Meeting. You may vote in person at the Annual Meeting.

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Internet. Vote by Internet at www.proxyvote.com. You will need the 12-digit Control Number included on the Notice or on your proxy card. Online procedures are designed to ensure the authenticity and correctness of your proxy vote instructions.

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Telephone. If you received a proxy card by mail, dial (via touch-tone telephone) the toll-free phone number on your proxy card under "Vote by Phone" and follow the recorded instructions.

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Mail. If you received a proxy card by mail, complete, sign and date your proxy card and return it promptly in the envelope provided.
2 MARATHON OIL | 2015 PROXY STATEMENT

To be counted, votes by Internet, telephone or mail must be received by 11:59 p.m. Eastern Time on April 28, 2015.

If I am a beneficial owner of Marathon Oil shares, how do I vote?

If you are a beneficial owner of Marathon Oil common stock held in street name, you should have received either a Notice or a voting instruction card with these proxy materials from the record owner of the shares rather than from us. Follow the instructions in the Notice or the voting card to vote by mail, telephone or Internet. To vote in person at the Annual Meeting, you must obtain a valid proxy from the record owner. Follow your broker's instructions to obtain this proxy.

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

We provide our proxy materials over the Internet. Unless you request a printed copy of the proxy materials or reside outside the United States, we will send you a Notice explaining how to access the proxy materials over the Internet or to request a printed copy. You can request proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

May I change my vote?

If you are a record holder of Marathon Oil common stock, you may change your vote or revoke your proxy at any time before your shares are voted at the meeting by:

  •
  voting again by telephone or over the Internet;

  •
  sending us a signed and dated proxy card dated later than your last vote;

  •
  notifying the Secretary of Marathon Oil in writing; or

  •
  voting in person at the meeting.

How many votes are needed to approve each of the proposals?

Directors will be elected by a majority of the votes cast, which means to be elected, the number of shares voted "FOR" a director must exceed the number of shares voted "AGAINST" that director. Each other proposal will require the affirmative vote of a majority of the shares of common stock represented in person or by proxy at the meeting and entitled to vote. Abstentions will not be taken into account in the election of directors, but with respect to all other proposals, will have the same effect as a vote against such proposal. Broker non-votes are not counted as either votes for or votes against a proposal.

What are broker non-votes?

Brokers may vote on routine matters, such as ratification of the independent auditor, without customer voting instructions. However, brokers may not vote on non-routine matters, such as the election of directors, approval of executive compensation, or stock- holder proposals, without customer voting instructions. Broker-held shares that are not voted on non-routine matters are referred to as broker non-votes.

How many votes are needed for a quorum?

Under our By-laws, a quorum is one third of the voting power of the outstanding shares entitled to vote. Both abstentions and broker non-votes are counted in determining that a quorum is present for the meeting.

Will my vote be confidential?

The voting records of employee stockholders are confidential. Otherwise, voting records are not confidential, except as necessary to meet legal requirements and in other limited circumstances such as proxy contests.

Who pays for the proxy solicitation related to the meeting?

We do. In addition to soliciting proxies by mail, our directors, officers and employees may solicit proxies by telephone, in person or by other means. They will receive no additional compensation for this work. We have

MARATHON OIL | 2015 PROXY STATEMENT 3

retained Alliance Advisors to assist with proxy solicitation for $5,000, plus reimbursement for out-of-pocket expenses. We will arrange for brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of common stock, and we will reimburse them for reasonable out-of-pocket expenses incurred in connection with forwarding the material.

How will other matters raised at the meeting be voted?

If any matters other than those on the proxy card are presented at the meeting, the proxy committee will vote on them using its best judgment. Under our By-laws, notice of any matter to be presented by a stockholder for a vote at the meeting must have been received by our corporate Secretary between November 17, 2014 and December 17, 2014, accompanied by certain information about the stockholder presenting it. We have not received notice of any matter to be presented other than those on the proxy card.

If I want to submit a stockholder proposal for the 2016 Annual Meeting, when is that proposal due?

Stockholder proposals submitted for inclusion in our 2016 Proxy Statement must be received in writing by our corporate Secretary no later than the close of business on November 19, 2015. Stockholder proposals submitted outside the process for inclusion in the Proxy Statement must be received in writing by our corporate Secretary on or after November 19, 2015 and no later than the close of business on December 19, 2015 and must be accompanied by certain information about the stockholder making the proposal, in accordance with our By-laws.

If I want to nominate a director for the 2016 Annual Meeting, when is that nomination due?

Stockholder nominations for director must be received in writing by our corporate Secretary on or after November 19, 2015, and no later than the close of business on December 19, 2015. Following any amendment to our By-laws relating to proxy access, as discussed herein, eligible stockholder nominations for candidates for election as directors submitted for consideration at an annual meeting pursuant to such proxy access By-laws will not be subject to these deadlines, and instead will be subject to the deadlines set forth in the amended By-laws.

Will I receive more than one copy of the Proxy Statement, Annual Report or Notice if multiple stockholders share my address?

In some cases, only one Proxy Statement will be delivered to your household unless we have received contrary instructions from one or more of the stockholders sharing your address. We will deliver promptly upon oral or written request a separate copy of the Proxy Statement to any stockholder at your address. To request separate or single delivery of these materials now or in the future, call us at 1-866-984-7755 or write to us at Marathon Oil Corporation, Investor Relations Office, 5555 San Felipe Street, Houston, Texas, 77056-2701.

4 MARATHON OIL | 2015 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

Under our Restated Certificate of Incorporation, directors are elected for terms expiring at the next succeeding Annual Meeting of stockholders. We have eight nominees for director whose terms expire in 2015. They are nominated for a one-year term expiring at the 2016 Annual Meeting.

Directors are elected by a majority of votes cast. For a director to be elected, the number of shares cast FOR a director must exceed the number of votes cast AGAINST that director. Abstentions will have no effect in director elections. If any nominee for whom you have voted becomes unable to serve, your proxy may be voted for another person designated by the Board.

Our By-laws require any incumbent who does not receive sufficient votes to promptly tender his or her resignation to the Board. Our Corporate Governance and Nominating Committee will recommend to the Board whether to accept or reject the tendered resignation or take other action. The Board will act on the tendered resignation, taking into account the Corporate Governance and Nominating Committee's recommendation, and publicly disclose its decision regarding the tendered resignation within 90 days after certification of the election results. In the event of a vacancy, the Board may fill the position or decrease the size of the Board.

DIRECTOR QUALIFICATIONS AND NOMINATIONS

Our Corporate Governance Principles set forth the process for director selection and director qualifications. In summary, the chairman of the Corporate Governance and Nominating Committee, the Chairman of the Board, the CEO, and the secretaries of the Compensation Committee and Corporate Governance and Nominating Committee should work with a third-party professional search firm to review director candidates and their credentials. At least one member of the Corporate Governance and Nominating Committee, the Chairman of the Board and the CEO should meet with the director candidate. This screening process applies to Corporate Governance and Nominating Committee recommended nominees, as well as nominees recommended by our stockholders in accordance with our By-laws or applicable law. Selection of new directors includes an evaluation of their independence, as discussed below under "Director Independence," their business or professional experience, their integrity and judgment, their record of public service, their ability to devote sufficient time to the affairs of the Company, the diversity of backgrounds and experience they will bring to the Board, and the Company's needs at that particular time. Directors should also be individuals of substantial accomplishment with demonstrated leadership capabilities, and they should represent all stockholders rather than any special interest group or constituency.

Our By-laws describe the procedures a stockholder must follow when nominating a director for election to the Board. Notice must be received by the Secretary at least 90 days, but not more than 120 days, before the first anniversary of the date on which we first mailed our proxy materials for the preceding year's Annual Meeting. The notice must contain certain information about the nominee, including his or her age, address, occupation and share ownership, as well as the name, address and share ownership of the stockholder giving the notice. Following any amendment to our By-laws relating to proxy access, as discussed herein, eligible stockholder nominations for candidates for election as directors submitted for consideration at an annual meeting pursuant to such proxy access By-laws will not be subject to these deadlines, and instead will be subject to the deadlines set forth in the amended By-laws.

MARATHON OIL | 2015 PROXY STATEMENT 5

DIRECTOR DIVERSITY

The Corporate Governance and Nominating Committee is responsible for reviewing with the Board the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board. When we have an opening on the Board, we will always look at a diverse pool of candidates. In accordance with our Corporate Governance Principles, the assessment of the Board's characteristics includes diversity, skills, such as an understanding of financial statements and financial reporting systems, technology and international experience. We view and define diversity in its broadest sense, which includes gender, ethnicity, age, education, experience and leadership qualities.

Of the eight director nominees, one is an officer of Marathon Oil, five have top executive experience with a wide variety of businesses, one has extensive audit and public accounting experience, and one has a distinguished career as an international business leader and diplomat. The background and qualifications of each nominee are set forth on the following pages.

6 MARATHON OIL | 2015 PROXY STATEMENT

NOMINEES FOR DIRECTOR -- TERMS EXPIRE 2016

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE BELOW.

Gregory H. Boyce Director since 2008 Independent

Mr. Boyce, 60, is Chairman and Chief Executive Officer of Peabody Energy Corporation (a private-sector coal company). He was named Chief Executive Officer Elect in 2005, and assumed the role of Chief Executive Officer in 2006, having served as President from 2003 to 2008 and as Chief Operating Officer from 2003 to 2005. He has been a director of Peabody since 2005, and was appointed Chairman in 2007. From 2000 to 2003, Mr. Boyce served as Chief Executive Officer – Energy of Rio Tinto plc (an international natural resource company). He served as President and Chief Executive Officer of Kennecott Energy Company from 1994 to 1999 and as President of Kennecott Minerals Company from 1993 to 1994, having served in positions of increasing responsibility with Kennecott since 1984. Mr. Boyce serves on the board of directors of Monsanto Company (a multinational agrochemical and agricultural biotechnology company). He is past chairman of the National Mining Association and is a member of the Business Roundtable and Business Council. Mr. Boyce is Chairman of the Coal Industry Advisory Board of the International Energy Agency, and a member of the National Coal Council, the Board of Trustees of Washington University of St. Louis, Civic Progress in St. Louis, the Advisory Council of the University of Arizona's Department of Mining and Geological Engineering, and the School of Engineering and Applied Science National Council at Washington University. Mr. Boyce holds a B.S. in mining engineering from the University of Arizona and completed the Advanced Management Program from the Graduate School of Business at Harvard University.

Mr. Boyce's current role as a chief executive officer provides him with experience running a major corporation with international operations, including developing strategic insight and direction for his company, and exposes him to many of the same issues we face in our business, including markets, competitors, operational, regulatory, technology and financial matters.

Pierre Brondeau Director since 2011 Independent

Mr. Brondeau, 57, is Chairman, President and Chief Executive Officer of FMC Corporation (a global diversified chemical company). He joined FMC Corporation on January 1, 2010, as President and Chief Executive Officer and became Chairman of the Board on October 1, 2010. Mr. Brondeau served as President and Chief Executive Officer of Dow Advanced Materials Division of Dow Chemical Company (a multinational chemical company) through 2009, having served as President and Chief Operating Officer of Rohm and Haas Company from 2008 until its acquisition by Dow Chemical in 2009. From 2006 through May 2008, Mr. Brondeau served as Executive Vice President of electronics and specialty materials of Rohm and Haas Company, having previously held numerous executive positions since 1989, including in Europe and the United States with global responsibilities for marketing, sales, research and development, engineering, technology and operations. Mr. Brondeau serves on the board of directors of TE Connectivity Ltd. (a designer and manufacturer of industrial components and products). He is Chairman of the Board of the American Chemistry Council. Mr. Brondeau holds a B.S. and a Ph.D. in biochemical engineering from Institut National des Sciences Appliquées of Toulouse and a masters in food sciences from the University of Montpellier, France.

Mr. Brondeau's years of senior executive experience and executive leadership at large multi-national companies and his knowledge of developing technology, finance, acquisitions and mergers, strategic planning and regulatory issues impacting publicly-traded companies provide a valuable resource for our Board.

MARATHON OIL | 2015 PROXY STATEMENT 7

NOMINEES FOR DIRECTOR -- TERMS EXPIRE 2016 (CONTINUED)

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE

Chadwick C. Deaton Director since 2014 Independent

Mr. Deaton, 62, retired as Executive Chairman of the Board of Baker Hughes Incorporated (an oilfield services company) in April 2013, having served in that position since 2012 and as Chairman of the Board from 2004 to 2012. He served as Chief Executive Officer of Baker Hughes from 2004 through 2011, and as President from 2008 through 2010. Prior to joining Baker Hughes, Mr. Deaton was President and Chief Executive Officer of Hanover Compressor Company from 2002 through 2004. He was a Senior Advisor to Schlumberger Oilfield Services from 1999 to September 2001 and was an Executive Vice President from 1998 to 1999. Mr. Deaton serves on the boards of directors of Ariel Corporation (a privately held gas compressor equipment manufacturer), Air Products and Chemicals, Inc. (an industrial gas and chemical supplier), CARBO Ceramics Inc. (an oil and gas production enhancement company) and Transocean Ltd. (an offshore drilling contractor). Mr. Deaton is a member of the Society of Petroleum Engineers. He also serves on the board of the University of Wyoming Foundation and on the Wyoming Governor's Engineering Task Force. Mr. Deaton holds a B.S. in geology from the University of Wyoming.

Mr. Deaton's over 30 years of executive and management experience in the energy business, including over 15 years of senior executive experience in the oilfield services industry, provides him valuable knowledge, experience and management leadership regarding many of the same issues that we face as a publicly-traded company in the oil and gas industry. His service on the boards of other publicly-traded companies has provided him exposure to different industries and approaches to governance.

Marcela E. Donadio Director since 2014 Independent

Ms. Donadio, 60, retired as a partner of Ernst & Young LLP (a multinational professional services firm) in 2014. Prior to her retirement, Ms. Donadio was Americas Oil & Gas Sector Leader for Ernst & Young LLP from 2007, with responsibility for one of Ernst & Young's significant industry groups helping set firm strategy for oil and gas industry clients in the United States and throughout the Americas. Ms. Donadio joined Ernst & Young LLP in 1976, and from 1989 served as an audit partner for multiple companies in the oil and gas industry. During her tenure as a partner with Ernst & Young LLP, Ms. Donadio held various energy industry leadership positions. She has audit and public accounting experience with a specialization in domestic and international operations in all segments of the energy industry. Ms. Donadio is a member of the Board of Directors of National Oilwell Varco, Inc.(an oilfield products and services company). She is also a member of the Board of Directors of Theatre Under the Stars, a Trustee for the Great Commission Foundation of the Episcopal Diocese of Texas, and a member of the Corporation Development Committee of the Massachusetts Institute of Technology. Ms. Donadio holds a B.S. in accounting from Louisiana State University and is a licensed certified public accountant in the State of Texas.

Ms. Donadio's comprehensive knowledge of public company financial reporting regulations and compliance requirements contributes valuable expertise to our Board. She also has a deep understanding of the strategic issues affecting companies in the oil and gas industry. In addition, her extensive audit and public accounting experience in the energy industry, both domestic and international, uniquely qualifies her to serve as a member of our Audit and Finance Committee.

8 MARATHON OIL | 2015 PROXY STATEMENT

NOMINEES FOR DIRECTOR -- TERMS EXPIRE 2016 (CONTINUED)

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE BELOW.

Philip Lader Director since 2002 Independent

Ambassador Lader, 68, is non-executive Chairman of WPP plc, a global advertising and communications services company, which includes J. Walter Thompson, Ogilvy & Mather, Young & Rubicam, Hill & Knowlton, Grey Global and Burson-Marsteller, among other international marketing and media services companies. He is also a senior advisor to Morgan Stanley (a financial services company) and a partner in the law firm of Nelson, Mullins, Riley & Scarborough. Ambassador Lader served as U.S. Ambassador to the Court of St. James from 1997 through 2001, and was Assistant to the President and White House Deputy Chief of Staff, Deputy Director of the Office of Management and Budget, and Administrator of the U.S. Small Business Administration. His former service includes as President of Sea Pines Company, Executive Vice President of Sir James Goldsmith's U.S. holding company, and president of universities in Australia and South Carolina. He also serves on the boards of directors of AES Corporation (a global power company) and United Company RUSAL Plc (a global aluminum producer). Ambassador Lader is a member of the Board of Trustees of RAND Corporation, previously serving as Vice Chairman, and is also a member of the Boards of Trustees of the Smithsonian Museum of American History and The Atlantic Council, as well as a member of the Council on Foreign Relations. Within the past five years, Ambassador Lader also served on the board of directors of Lloyd's of London. He holds a B.A. from Duke University (Phi Beta Kappa), an M.A. from the University of Michigan and a J.D. from Harvard Law School, completed graduate studies in law at Oxford University and has been awarded honorary doctorates by 14 universities and colleges.

Through his service as chairman of the world's largest marketing and media services company, senior-level U.S. government appointments, partner at a major law firm and other appointments and positions, Ambassador Lader has valuable experience and knowledge managing many of the key issues we face as a publicly-traded company. He has extensive experience with public policy matters, which uniquely qualify him to serve as Chairman of our Health, Environmental, Safety and Corporate Responsibility Committee.

Michael E. J. Phelps Director since 2009 Independent

Mr. Phelps, 67, is chairman and founder of Dornoch Capital,  Inc., a private investment company. Prior to forming Dornoch, he served as chairman and CEO of Westcoast Energy, Inc. (a natural gas company) from 1992 to 2002, as chief financial officer from 1987 to 1989, and as a corporate development executive from 1982 to 1987. Mr. Phelps serves on the board of directors of Spectra Energy Corporation (a pipeline and midstream company). He also serves as a director of Vancouver General Hospital Foundation, having previously served as Chair from 2010 to 2012. Within the past five years, he also served on the boards of directors of Canadian Pacific Railway Company and Prodigy Gold Incorporated (formerly Kodiak Exploration Ltd.). He is a member of the North American Advisory Board of the London School of Economics and is a Special Advisor to Nomura Canada, Inc. Mr. Phelps holds a B.A. in economics and history and an LL.B. from the University of Manitoba, an LL.M. from the London School of Economics and Political Science in London, and has been awarded honorary doctorates by three universities.

Through his position as chairman and founder of a private investment company, chairman and CEO of a natural gas company with international operations, and other executive and management positions, Mr. Phelps has valuable experience with key issues faced by international operations. His experience on the boards of several other publicly-traded companies has given him exposure to a variety of industries and approaches to governance.

MARATHON OIL | 2015 PROXY STATEMENT 9

NOMINEES FOR DIRECTOR -- TERMS EXPIRE 2016 (CONTINUED)

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE

Dennis H. Reilley Director since 2002 Independent

Mr. Reilley, 61, is non-executive Chairman of the Board of Marathon Oil Corporation. He served as chairman of Praxair, Inc. (a provider of gases and coatings) from 2006 to 2007, as chairman and chief executive officer in 2006, and as chairman, president and chief executive officer from 2000 to 2006. Prior to joining Praxair, Mr. Reilley served as executive vice president and chief operating officer of E. I. Du Pont de Nemours & Company since 1999, having served in positions of increasing responsibility with DuPont and Conoco,  Inc. (which was acquired by DuPont in 1981) since joining Conoco in 1975 as a pipeline engineer. Mr. Reilley is a founding member and partner of Trian Advisory Partners (an advisory group for Trian Fund Management, L.P.). He also serves on the board of directors of Dow Chemical Company (a provider of specialty chemicals). Within the past five years, Mr. Reilley also served on the boards of directors of Covidien Ltd., having served as non-executive chairman of Covidien from 2007 through 2008 and H. J. Heinz Co. He is former Chairman of the American Chemistry Council. Mr. Reilley holds a B.S. in finance from Oklahoma State University.

Mr. Reilley has over 35 years of executive and management experience in the oil, petrochemical and chemical industries. His service as chairman, president and CEO of Praxair and other executive and management positions, has provided valuable experience in managing many of the major issues that we face as a publicly-traded company in the oil and gas industry. His service on other publicly-traded company boards has given him valuable insight and exposure to a variety of industries and approaches to governance.

Lee M. Tillman Director since 2013 Management/Non-Independent

Mr. Tillman, 53, became a director, President and Chief Executive Officer of Marathon Oil Corporation on August 1, 2013. Prior to joining Marathon Oil, he served as vice president of engineering for ExxonMobil Development Company (a project design and execution company), where he was responsible for all global engineering staff engaged in major project concept selection, frontend design and engineering. He served as North Sea production manager and lead country manager for subsidiaries of ExxonMobil in Stavanger, Norway, from 2007 and 2010, and as acting vice president, ExxonMobil Upstream Research Company from 2006 to 2007. Mr. Tillman began his career in the oil and gas industry at Exxon Corporation in 1989 as a research engineer and has extensive operations management and leadership experience that has included assignments in Jakarta, Indonesia; Aberdeen, Scotland; Stavanger, Norway; Malabo, Equatorial Guinea; Dallas and New Orleans. He is a board member of the American Petroleum Institute, American Exploration & Production Council, a member of the University of Houston Energy Advisory Board and the Chemical and Engineering Advisory Councils of Texas A&M University. He is also a member of the National Petroleum Council and the Society of Petroleum Engineers. Mr. Tillman holds a B.S. in chemical engineering from Texas A&M University and a Ph.D. in chemical engineering from Auburn University.

As our President and Chief Executive Officer, Mr. Tillman sets our Company's strategic direction under the Board's guidance. He has extensive knowledge and experience in global operations, project execution and leading edge technology in the oil and gas industry gained through his executive and management positions with our Company and ExxonMobil. His knowledge and hands-on experience with the day-to-day issues affecting our business provide the Board with invaluable information necessary to direct the business and affairs of our Company.

10 MARATHON OIL | 2015 PROXY STATEMENT

CORPORATE GOVERNANCE

BOARD OF DIRECTORS

Under our By-laws and Delaware corporate law, our business and affairs are managed under the direction of the Board which currently is comprised of nine directors. The Board met seven times in 2014, and attendance for Board and committee meetings was 100% for the full year. Under our Corporate Governance Principles, directors are expected to attend the Annual Meeting of Stockholders, and in 2014 all of our directors attended the meeting in person.

Our Corporate Governance Principles require our non-employee directors to meet at regularly scheduled executive sessions. An offer of an executive session is extended to non-employee directors at each regularly scheduled Board meeting. In 2014, the non-employee directors held eleven executive sessions.

BOARD LEADERSHIP STRUCTURE

The Board does not have a policy regarding whether the roles of the Chairman and CEO should be separate. The Board makes this determination on the basis of what is best for our Company at a given point in time. Our current Chairman, Mr. Reilley, was appointed as non-executive chairman on January 1, 2014. As non-executive Chairman, Mr. Reilley presides at all meetings of stockholders and the Board, as well as at all executive sessions of the non-employee directors. We believe the Board leadership structure is appropriate for us at this time.

COMMITTEES OF THE BOARD

The Board has four standing committees: (i) the Audit and Finance Committee, (ii) the Compensation Committee, (iii) the Corporate Governance and Nominating Committee, and (iv) the Health, Environmental, Safety and Corporate Responsibility Committee. Each committee is comprised solely of independent directors as defined under the rules of the New York Stock Exchange ("NYSE"). Each committee's written charter, adopted by the Board, is available on our website at http://www.marathonoil.com/Investor_Center/Corporate_Governance/.

MARATHON OIL | 2015 PROXY STATEMENT 11

The following table shows each committee's current membership, principal functions and the number of meetings held in 2014.

Audit and Finance Committee(1)

Michael E.J. Phelps, Chair(2) Gregory H. Boyce Pierre Brondeau(2) Linda Z. Cook(3) Marcela E. Donadio(2)(4) Shirley Ann Jackson Meetings in 2014: 5

•

Appoints, compensates and oversees the work of the independent auditor.

•

Reviews and approves in advance all audit, audit-related, tax and permissible non-audit services to be performed by the independent auditor.

•

Meets separately with the independent auditor, the internal auditors and management with respect to the status and results of their activities annually reviewing and approving the audit plans.

•

Reviews, evaluates and assures the rotation of the lead audit partner as required by law.

•

Reviews with management, and if appropriate the internal auditors, the Company's disclosure controls and procedures and management's conclusions about their efficacy.

•

Reviews, approves and discusses with management, the independent auditor and if appropriate the internal auditors, the annual and quarterly financial statements, earnings press releases, reports of internal control over financial reporting, and the annual report.

•

Discusses with management guidelines and policies for risk assessment and management.

•

Reviews and recommends dividends.

Compensation Committee

Gregory H. Boyce, Chair Pierre Brondeau Linda Z. Cook(3) Chadwick C. Deaton Marcela E. Donadio(4) Shirley Ann Jackson Philip Lader Meetings in 2014: 5

•

Recommends to the Board all matters of policy and procedures relating to executive compensation.

•

Reviews and approves corporate goals and objectives relevant to the CEO's compensation, and determines and approves the CEO's compensation level based on the Board's performance evaluation.

•

Determines and approves the compensation of the other executive officers, and reviews the executive officer succession plan.

•

Administers our incentive compensation plans and equity-based plans, and certifies the achievement of performance levels under our incentive compensation plans.

•

Reviews with management and recommends for inclusion in our annual Proxy Statement our Compensation Discussion and Analysis.

12 MARATHON OIL | 2015 PROXY STATEMENT

Corporate Governance and Nominating Committee

Pierre Brondeau, Chair Linda Z. Cook(3) Chadwick C. Deaton Philip Lader Michael E.J. Phelps Meetings in 2014: 4

•

Reviews and recommends to the Board the appropriate size and composition of the Board, including candidates for election or re-election as directors, the criteria to be used for the selection of director candidates, the composition and functions of the Board committees, and all matters relating to the development and effective functioning of the Board.

•

Reviews and recommends to the Board each committee's membership and chairperson, including a determination of whether one or more Audit and Finance Committee members qualifies as an "audit committee financial expert" in accordance with applicable law.

•

Assesses and recommends corporate governance practices, including reviewing and approving codes of conduct and policies applicable to our directors, officers and employees.

•

Oversees the evaluation of the Board.

•

Reviews and, if appropriate, approves related person transactions.

Health, Environmental, Safety and Corporate Responsibility Committee

Philip Lader, Chair Gregory H. Boyce Shirley Ann Jackson Michael E.J. Phelps Meetings in 2014: 2

•

Reviews and recommends Company policies, programs, and practices concerning broad health, environmental, safety, social, public policy and political issues.

•

Identifies, evaluates and monitors the health, environmental, safety, social, public policy and potential trends, issues and concerns, which affect or could affect our business activities.

•

Reviews legislative and regulatory issues affecting our businesses and operations.

•

Reviews our political, charitable and educational contributions.

(1)  All the members of the Audit and Finance Committee meet the additional independence standards under Exchange Act Rule 10A-3.

(2)  The Board has determined that each of Ms. Donadio and Messrs. Brondeau and Phelps qualifies as an "Audit Committee Financial Expert" under the Securities and Exchange Commission's rules based upon the attributes, education and experience discussed in their respective biographies above.

(3)  Ms. Cook resigned from the Board effective July 4, 2014.

(4)  Ms. Donadio was elected to the Board effective December 1, 2014, and was appointed to serve on the Audit and Finance Committee and the Compensation Committee effective January 1, 2015.

DIRECTOR INDEPENDENCE

In accordance with applicable laws, regulations, our Corporate Governance Principles and the rules of the NYSE, the Board must affirmatively determine the independence of each director and director nominee. The Corporate Governance and Nominating Committee considers all relevant facts and circumstances including, without limitation, transactions between the Company and the director directly, immediate family members

MARATHON OIL | 2015 PROXY STATEMENT 13

of the director, organizations with which the director is affiliated, and the frequency and dollar amounts associated with these transactions. The Corporate Governance and Nominating Committee further considers whether the transactions were at arm's length in the ordinary course of business and whether the transactions were consummated on terms and conditions similar to those of unrelated parties. The Committee then makes a recommendation to the Board with respect to the independence of each director and director nominee.

In 2014, the Corporate Governance and Nominating Committee considered the transaction discussed in "Transactions with Related Persons," contributions totaling $28,000 to Rensselaer Polytechnic Institute, of which Ms. Jackson is president, royalty interests paid to universities of which Messrs. Boyce and Deaton are affiliates, with no annual total payment exceeding $15,000, and contributions to non-profit organizations of which Ms. Cook and Messrs. Brondeau and Lader or their immediate family members are affiliates, with no contribution exceeding $75,000. The Committee also considered the Company's contribution of $791,000 to the University of Wyoming Foundation, of which Mr. Deaton is a board member. The Company's contributions to the University of Wyoming Foundation were made pursuant to a commitment entered into before Mr. Deaton joined the Board.

Based on these considerations, the standards in our Corporate Governance Principles and the recommendation of the Corporate Governance and Nominating Committee, the Board determined that the following directors are independent:

Gregory H. Boyce	Marcela E. Donadio	Michael E. J. Phelps

Pierre Brondeau	Shirley Ann Jackson	Dennis H. Reilley

Chadwick C. Deaton	Philip Lader	Linda Z. Cook (former director)

As CEO of the Company, Mr. Tillman is not independent.

THE BOARD'S ROLE IN RISK OVERSIGHT

Responsibility for risk oversight rests with the Board and its committees:

  •
  The Audit and Finance Committee annually reviews our enterprise risk management process and the latest assessment of risks and key mitigation strategies. It regularly reviews risks associated with financial and accounting matters and reporting. It monitors compliance with legal and regulatory requirements and internal control systems, and reviews risks associated with financial strategies and the Company's capital structure.

  •
  The Compensation Committee reviews the executive compensation program to ensure it does not encourage excessive risk-taking. It also reviews our executive compensation, incentive compensation and succession plans to ensure we have appropriate practices in place to support the retention and development of the talent necessary to achieve our business goals and objectives.

  •
  The Health, Environmental, Safety and Corporate Responsibility Committee regularly reviews and oversees operational risks, including those relating to health, environment, safety and security. It reviews risks associated with social, political and environmental trends, issues and concerns, domestic and international, which affect or could affect our business activities, performance and reputation.

  •
  The Board receives regular updates from the committees about these activities, and reviews additional risks not specifically within the purview of any particular committee and risks of a more strategic nature. Key risks associated with the strategic plan are reviewed annually at the Board's strategy meeting and periodically throughout the year.
14 MARATHON OIL | 2015 PROXY STATEMENT

While the Board and its committees oversee risk management, Company management is responsible for managing risk. We have a robust enterprise risk management process for identifying, assessing and managing risk, and monitoring risk mitigation strategies. Our CEO and CFO and a committee of executive officers and senior managers work across the business to manage each enterprise level risk and to identify emerging risks.

RISK ASSESSMENT RELATED TO OUR COMPENSATION STRUCTURE

The Compensation Committee regularly evaluates and considers the role of executive compensation programs in ensuring that our executive officers take only appropriate and prudent risks, and that compensation opportunities do not motivate excessive risk-taking. The practices we employ include:

  •
  All executive officer compensation decisions are made by the Compensation Committee, which is comprised solely of independent directors.

  •
  The Compensation Committee is advised by an independent compensation consultant that performs no other work for executive management or our Company.

  •
  Our executives do not have employment agreements.

  •
  The Compensation Committee manages our compensation programs to be competitive with those of peer companies and monitors our programs against trends in executive compensation on an annual basis.

  •
  Our compensation programs are intended to balance short-term and long-term incentives.

  •
  Our annual cash bonus program is based on a balanced set of objective metrics that are not significantly influenced by commodity prices. In addition, the Compensation Committee considers the achievement of individual performance commitments and overall corporate performance.

  •
  Annual cash bonuses are determined and paid only after the Audit and Finance Committee has reviewed audited financial statements for the performance year.

  •
  The Compensation Committee regularly evaluates share utilization in our 2012 Incentive Compensation Plan by reviewing over-hang levels (dilutive impact of equity compensation on our stockholders) and annual run rates (the aggregate shares awarded as a percentage of total outstanding shares).

  •
  Our clawback policy applies to annual cash bonuses and long-term incentives and generally would be triggered with respect to an executive officer in the event of a material accounting restatement due to noncompliance with financial reporting requirements or an act of fraud by that executive officer.

CORPORATE GOVERNANCE PRINCIPLES

Our Corporate Governance Principles are available on our website at http://www.marathonoil.com/Investor_Center/Corporate_Governance/. The Corporate Governance Principles address the Board's general function, including its responsibilities, Board size, director elections and limits on the number of Board memberships. These principles also address Board independence, committee composition, the process for director selection and director qualifications, the Board's performance review, the Board's planning and oversight functions, director compensation and director retirement and resignation.

CODE OF BUSINESS CONDUCT

Our Code of Business Conduct, which applies to our directors, officers and employees, is available on our website at http://www.marathonoil.com/Investor_Center/Corporate_Governance/.

MARATHON OIL | 2015 PROXY STATEMENT 15

CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

Our Code of Ethics for Senior Financial Officers, which applies to the Company's principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, is available on our website at http://www.marathonoil.com/Investor_Center/Corporate_Governance/. Under this code these officers must:

  •
  act with honesty and integrity, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

  •
  provide full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Company;

  •
  comply with applicable governmental laws, rules and regulations; and

  •
  promote the prompt internal reporting of violations of this Code of Ethics to the chair of the Audit and Finance Committee and to the appropriate person or persons identified in the Company's Code of Business Conduct.

The code further provides that any violation will be subject to appropriate discipline, up to and including dismissal from the Company and prosecution under the law.

POLICY FOR WHISTLEBLOWING PROCEDURES

The policy for Whistleblowing Procedures establishes procedures for the receipt, retention and treatment of concerns received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees to the Company of concerns regarding questionable accounting or auditing matters. The policy for Whistleblowing Procedures is available on our website at http://www.marathonoil.com/About_Us/Our_Values/Ethics_and_Integrity/.

COMMUNICATIONS FROM INTERESTED PARTIES

All interested parties, including security holders, may send communications to the Board through the Secretary of the Company. You may communicate with the Chairs of each of our Audit and Finance Committee, Compensation Committee, Corporate Governance and Nominating Committee, and Health, Environmental, Safety and Corporate Responsibility Committee by sending an e-mail to auditandfinancechair@marathonoil.com, compchair@marathonoil.com, corpgovchair@marathonoil.com, or hescrchair@marathonoil.com, respectively. You may communicate with our outside directors, individually or as a group, by sending an e-mail to nonmanagedirectors@marathonoil.com.

The corporate Secretary will forward to the directors all communications that, in her judgment, are appropriate for consideration by the directors. Examples of communications that would not be considered appropriate for consideration by the directors include commercial solicitations and matters not relevant to the affairs of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Boyce, Brondeau, Deaton and Lader and Dr. Jackson served on the Compensation Committee for all of 2014. Ms. Cook served on the Compensation Committee until her resignation from the Board on July 4, 2014, and Ms. Donadio was appointed to the Compensation Committee effective January 1, 2015. There are no matters relating to interlocks or insider participation that we are required to report.

16 MARATHON OIL | 2015 PROXY STATEMENT

DIRECTOR COMPENSATION

The Board determines annual retainers and other compensation for non-employee directors. Mr. Tillman, the only director who is also an employee, receives no additional compensation for his service on the Board.

CASH COMPENSATION

Following are the annual cash retainers we paid our non-employee directors for 2014:

Type of Fee	Amount ($)

Annual Board Retainer	150,000

Additional Retainer for Chairman of the Board	75,000

Additional Retainer for Audit and Finance Committee Chair	15,000

Additional Retainer for Compensation Committee Chair	15,000

Additional Retainer for Corporate Governance and Nominating Committee Chair	12,500

Additional Retainer for Health, Environmental, Safety and Corporate Responsibility Chair	12,500

Directors do not receive meeting fees for attendance at Board or committee meetings.

Non-employee directors may defer up to 100% of their annual retainer into an unfunded account under the Marathon Oil Corporation Deferred Compensation Plan for Non-Employee Directors. These deferred amounts may be invested in certain investment options, which generally mirror the investment options offered to employees under our Thrift Plan with the exception of Marathon Oil common stock.

EQUITY-BASED COMPENSATION AND STOCK OWNERSHIP REQUIREMENTS

For 2014, non-employee directors received an annual common stock unit award valued at $175,000. These awards were credited to an unfunded account on the first business day of the calendar year, based on the closing stock price on the grant date. When dividends are paid on our common stock, directors receive dividend equivalents in the form of common stock units. The awards vest and are payable in shares upon the earlier of (a) the third anniversary of the grant date, or (b) the director's departure from the Board.

Under our stock ownership guidelines, each non-employee director must hold three times (four times in the case of the Chairman) the value of the annual retainer in Marathon Oil stock. Directors have five years from their initial election to the Board to meet this requirement. Other than Ms. Donadio and Mr. Deaton, who each joined the Board fewer than five years ago, all non-employee directors meet or exceed this ownership requirement.

MATCHING GIFTS PROGRAM

Under our matching gifts program, we will annually match up to $10,000 in contributions made by non-employee directors to certain tax-exempt educational institutions. The annual limit is based on the date of the director's gift to the institution.

MARATHON OIL | 2015 PROXY STATEMENT 17

2014 DIRECTOR COMPENSATION TABLE

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation(2) ($)	Total ($)

Gregory H. Boyce	165,010	175,000	0	340,010

Pierre Brondeau	162,500	175,000	0	337,500

Linda Z. Cook(3)	75,004	175,000	0	250,004

Chadwick C. Deaton	150,000	175,000	0	325,000

Marcela E. Donadio(4)	12,500	0	1,000	13,500

Shirley Ann Jackson	150,000 (5)	175,000	0	325,000

Philip Lader	162,500	175,000	10,000	347,500

Michael E. J. Phelps	165,000	175,000	0	340,000

Dennis H. Reilley	225,000	175,000	0	400,000

(1)  Represents the amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2014, in accordance with generally accepted accounting principles in the United States regarding stock compensation, for the annual non-retainer common stock award. These amounts are also equal to the grant date fair value of the awards. The aggregate number of stock unit awards outstanding as of December 31, 2014 for each director is as follows: Mr. Boyce, 42,523; Mr. Brondeau, 22,274; Ms. Cook, 0; Mr. Deaton, 5,132; Ms. Donadio, 0; Dr. Jackson, 92,634; Mr. Lader, 85,428; Mr. Phelps, 38,693; and Mr. Reilley, 88,983.

(2)  Represents contributions made under our matching gifts program.

(3)  Ms. Cook resigned from the Board effective July 4, 2014.

(4)  Ms. Donadio joined the Board effective December 1, 2014.

(5)  Deferred under the Marathon Oil Corporation Deferred Compensation Plan for Non-Employee Directors.

18 MARATHON OIL | 2015 PROXY STATEMENT

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, file reports of beneficial ownership on Form 3 and changes in beneficial ownership on Form 4 or Form 5 with the Securities and Exchange Commission. Based solely on our review of the reporting forms and written representations provided by the individuals required to file reports, we believe that each of our directors and executive officers complied with the applicable reporting requirements for transactions in Company securities during 2014.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows the beneficial owners of five percent or more of the Company's common stock, based on information available as of February 14, 2015:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Outstanding Shares

Blackrock, Inc. 55 East 52nd Street New York, NY 10022	69,224,027 (1)	10.3%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	36,267,377 (2)	5.37%

(1)  Based on the Schedule 13G/A filed on January 9, 2015 by Blackrock, Inc. According to such Schedule 13G/A, Blackrock, Inc., through itself and being the parent holding company or control person over each of the following subsidiaries: Blackrock (Luxembourg) S.A., Blackrock (Netherlands) B.V., Blackrock Advisors (UK) Limited, Blackrock Advisors, LLC, Blackrock Asset Management Canada Limited, Blackrock Asset Management Ireland Limited, Blackrock Capital Management, Blackrock Financial Management, Inc., Blackrock Fund Advisors, Blackrock Fund Management Ireland Limited, Blackrock Fund Managers Ltd, Blackrock Institutional Trust Company, N.A., Blackrock International Limited, Blackrock Investment Management (Australia) Limited, Blackrock Investment Management (UK) Limited, Blackrock Investment Management, LLC, Blackrock Japan Co. Ltd. and Blackrock Life Limited, and each individually owning less than 5%, is deemed to beneficially own 69,224,027 shares, and has sole voting power over 59,473,228 shares, shared voting power over no shares, sole dispositive power over 69,224,027 shares, and shared dispositive power over no shares.

(2)  Based on the Schedule 13G filed on February 11, 2015 by The Vanguard Group, Inc. According to such Schedule 13G, The Vanguard Group, Inc. ('Vanguard") through itself being an investment adviser is deemed to beneficially own 36,267,277 shares, has sole voting power over 1,166,834 shares, shared voting power over no shares, sole dispositive power over 35,158,502 shares, and shared dispositive power over 1,108,875 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 909,245 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 457,219 shares as a result of its serving as investment manager of Australian investment offerings.

MARATHON OIL | 2015 PROXY STATEMENT 19

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows the number of shares of Marathon Oil common stock beneficially owned as of January 31, 2015, by each director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group. In calculating the percentage of outstanding stock, each listed person's stock options that are or may be exercisable within sixty days have been added to the total outstanding shares.

Name	Shares		Restricted Stock(1)	Stock Options Exercisable Prior to April 1, 2015(2)	Total Shares(3)	% of Total Outstanding

Gregory H. Boyce	58,642	(4)	0	0	58,642	*

Pierre Brondeau	28,393	(4)	0	0	28,393	*

Chadwick C. Deaton	11,252	(4)	0	0	11,252	*

Marcela E. Donadio	6,119	(4)	0	0	6,119	*

Shirley Ann Jackson	101,189	(4) (5)	0	0	101,189	*

Philip Lader	96,792	(4) (5)	0	0	96,792	*

Michael E. J. Phelps	44,811	(4)	0	0	44,811	*

Dennis H. Reilley	99,301	(4) (5)	0	0	99,301	*

Lee M. Tillman	5,363		143,031	186,691	335,085	*

John R. Sult	6,220		31,743	60,185	98,148	*

Sylvia J. Kerrigan	31,200	(5)	34,736	290,281	356,217	*

T. Mitchell Little	7,712		49,800	81,168	138,680	*

Lance W. Robertson	18,266	(5)	50,920	56,559	125,745	*

All Directors and Executive Officers as a group (15 persons)(1)(2)(4)(5)					1,526,861	*

*   Does not exceed 1% of the common shares outstanding.

(1)  Reflects shares of restricted stock granted under the 2007 Incentive Compensation Plan and the 2012 Incentive Compensation Plan, which are subject to limits on sale and transfer and can be forfeited under certain conditions.

(2)  Includes vested options exercisable within sixty days of January 31, 2015, including the following number of options that are not in-the-money as of January 31, 2015 based on the closing price of our common stock on January 30, 2015 ($26.60): Mr. Tillman: 186,691; Mr. Sult: 60,185; Ms. Kerrigan: 215,940; Mr. Little: 81,168; and Mr. Robertson: 56,559.

(3)  None of the shares are pledged as security.

(4)  Includes deferrals of annual retainers into common stock units under the Deferred Compensation Plan for Non-Employee Directors and the 2003 Incentive Compensation Plan prior to January 1, 2006, and non-retainer annual director stock awards in common stock units, including the 2015 award of common stock units, under the 2007 Incentive Compensation Plan and the

20 MARATHON OIL | 2015 PROXY STATEMENT

2012 Incentive Compensation Plan, including their respective dividend equivalent rights allocated in common stock units, as follows:

Name	Annual Retainer Deferred Into Common Stock Units	Non-Retainer Annual Common Stock Units

Gregory H. Boyce	0	48,642

Pierre Brondeau	0	28,393

Chadwick C. Deaton	0	11,252

Marcela E. Donadio	0	6,119

Shirley Ann Jackson	25,548	73,204

Philip Lader	18,342	73,204

Michael E.J. Phelps	0	44,811

Dennis H. Reilley	21,897	73,204

(5)  Includes all shares held, if any, under the Marathon Oil Thrift Plan, the Dividend Reinvestment and Direct Stock Purchase Plan, the Non-Employee Director Stock Plan and in brokerage accounts.

MARATHON OIL | 2015 PROXY STATEMENT 21

AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the preparation of the financial statements and the establishment and maintenance of the system of internal controls.

The Audit and Finance Committee has reviewed and discussed Marathon Oil's audited financial statements and its report on internal control over financial reporting for 2014 with the Company's management and internal audit organization. The Audit and Finance Committee has discussed with the independent auditors, PricewaterhouseCoopers LLP ("PwC"), the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 (Communications with Audit Committees). In general, these auditing standards require PwC to communicate to the Audit and Finance Committee certain matters that are incidental to the audit, such as any initiation of, or changes to, significant accounting policies, management judgments, accounting estimates and audit adjustments; disagreements with management; the independent registered public accountants' judgment about the quality of the Company's accounting principles; significant audit risks identified and any changes from planned audit strategy; the use of specialists on the audit team; and issues for which the independent registered public accountants have consulted outside the engagement team.

The Audit and Finance Committee has received the written disclosures and the letter from PwC required by the applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with audit committees concerning independence, and has considered whether PwC's provision of non-audit services to the Company was compatible with maintaining such independence.

Based on the review and discussions noted above, the Audit and Finance Committee recommended to the Board that the Company's audited financial statements for the year ended December 31, 2014 and the report on internal control over financial reporting be included in the Company's Annual Report on Form 10-K for 2014 filed with the Securities and Exchange Commission.

AUDIT AND FINANCE COMMITTEE

Michael E. J. Phelps, Chair
Gregory H. Boyce
Pierre Brondeau
Marcela E. Donadio
Shirley Ann Jackson

22 MARATHON OIL | 2015 PROXY STATEMENT

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed with management the Company's Compensation Discussion and Analysis for 2014. Based on that review, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Gregory H. Boyce, Chair
Pierre Brondeau
Chadwick C. Deaton
Marcela E. Donadio
Shirley Ann Jackson
Philip Lader

MARATHON OIL | 2015 PROXY STATEMENT 23

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes the compensation paid to the named executive officers ("NEOs") listed in the Summary Compensation Table. It discusses the Company's 2014 highlights, our compensation philosophy, the Compensation Committee's (the "Committee") processes and procedures for establishing an executive compensation program consistent with that philosophy, the individual elements of our compensation program and the Committee's 2014 compensation decisions for each NEO.

For 2014, our NEOs were:

Name	Title

Mr. Lee M. Tillman	President and Chief Executive Officer

Mr. John R. Sult	Executive Vice President and Chief Financial Officer

Ms. Sylvia J. Kerrigan	Executive Vice President, General Counsel and Secretary

Mr. Lance W. Robertson	Vice President, North America Production Operations

Mr. T. Mitchell Little	Vice President, International and Offshore Exploration and Production Operations

EXECUTIVE SUMMARY

In 2014, we successfully delivered on our three announced priorities – increasing production by 35% in our U.S. resource plays, successfully marketing our Norway and Angola assets to continue our portfolio optimization strategy, and executing share repurchases worth $1 billion in the first half of the year.

Recording 97% operational availability for Company-operated assets, we grew total Company production from continuing operations (excluding Libya) 8% year over year. Additionally, our proved reserve replacement (excluding dispositions) was 183% at a very competitive finding and development cost of $20 per barrel of oil equivalent ("boe").

Consistent with 2013, the Company demonstrated its ability to execute on its strategy while delivering competitive stockholder value through a strong dividend and significant share repurchases of $1 billion in the first half of 2014. In June, the Board increased our quarterly dividend by 11% to $.21 per share.

The steep decline in commodity prices that began in the second half of the year presents challenges in our industry, but our year-end liquidity of $4.9 billion, including $2.4 billion in cash, is available to support a quality portfolio concentrated on higher-margin, higher-return opportunities. We grew our 2P* resource in our three U.S. resource basins (the Eagle Ford shale in South Texas, the Bakken shale in North Dakota, and the Oklahoma Resource Basins) by 20% over year-end 2013.

Consistent with, and in recognition of, the 2014 achievements, the Committee awarded bonuses above target levels to each of our NEOs for their 2014 performance. In addition, the Committee considered Marathon Oil's strong company performance, relative market competitiveness, and new leadership roles for certain NEOs in determining the intended value of 2014 long-term incentive awards.

*        Most likely or "2P" volumes represent most likely deterministic estimates of proved plus probable reserves as defined by the SEC, plus contingent or "2C" volumes with the same technical certainty as proved and probable reserves that are expected to be recovered but that cannot yet be classified as reserves, or the P50 on the cumulative distribution of results from probabilistic estimates.

24 MARATHON OIL | 2015 PROXY STATEMENT

The Committee took several recent actions demonstrating its continued commitment to corporate governance and sound compensation practices, further aligning the interests of executive officers with the long-term interests of our stockholders:

•
In October 2014, the Committee eliminated excise tax gross-up payments for all executive officers. As a result, no executive officer is entitled to an excise tax gross-up payment.

•
In February 2015, the Committee determined that in the event of a change in control, future performance unit awards will vest at the applicable performance percentage based on Marathon Oil's actual relative total shareholder return ("TSR") ending on the day immediately prior to the date of the change of control as assessed by the Committee.

•
In February 2015, the Committee reevaluated the long-term incentive mix for officers to further emphasize performance based compensation and alignment with our stockholders, while also remaining competitive in our peer group. In 2014 our long term incentive ("LTI") mix was 40% performance units, 40% stock options, and 20% restricted stock. Beginning in 2015, our LTI mix is 50% performance units, 20% stock options, and 30% restricted stock.

COMPENSATION PHILOSOPHY

Our success is based on financial performance and operational results, and we believe our executive compensation program is an important driver of that success. The primary objectives of our program are to:

•
Pay competitively. We provide market-competitive pay levels to attract and retain the best talent, and regularly benchmark each component of our pay program, including our benefit programs, to ensure we remain competitive.

•
Pay for performance. Our program is designed to reward executives for their performance and motivate them to continue to perform at a high level. Cash bonuses based on annual performance combined with equity awards that vest over several years balance short-term and long-term business objectives.

•
Encourage creation of long-term stockholder value. Equity awards and robust stock ownership requirements align our executives' interests with those of our stockholders. A substantial portion of our NEOs' long-term incentive awards is comprised of stock options and performance units tied to relative stockholder returns.

COMPENSATION BEST PRACTICES

The Committee periodically evaluates market best practices in executive compensation and modifies our compensation program as necessary to ensure it continues to provide balanced incentives, while managing compensation risks appropriately in the context of our business objectives. Our compensation program incorporates the following best practices, which we believe are in the best interests of our stockholders:

•
Emphasis on at-risk compensation designed to link pay to performance

•
Emphasis on long-term incentive compensation designed to align executives' interests with those of our stockholders

•
Engagement of an independent compensation consultant to advise the Committee

•
Stock ownership policies for officers and directors

•
Elimination of all excise tax gross-ups for executive officers

•
Limited use of perquisites, and no tax gross-ups for perquisites

•
"Double-trigger" change in control cash payments

•
Clawback policy that applies to both annual cash bonuses and long-term incentive awards
MARATHON OIL | 2015 PROXY STATEMENT 25

•
Prohibition on margin, derivative or speculative transactions, such as hedges, pledges and margin accounts, by executive officers

PAY FOR PERFORMANCE

Our executive compensation programs deliver payments aligned with performance achieved. The largest component of executive compensation is our LTI award programs, which are described in more detail in "Long-Term Incentive Awards." These programs provide strong alignment between the company's stock performance and what an NEO eventually earns from the awarded opportunities.

To demonstrate this performance philosophy, the charts below track a notional $1,000 award made in each of the past three long-term incentive cycles as of December 31, 2014. In aggregate, LTI values were 24% less than target opportunity. The year-end value of these outstanding awards fairly reflects the Company's performance, demonstrating that our LTI programs effectively align pay with performance.

Pay for Performance Illustration

CEO COMPENSATION

The following chart compares our CEO's targeted compensation opportunities awarded in early 2014 to how the opportunities were tracking at year end based on company performance.

Target compensation represents the Committee's decisions for annual base salary, target bonus opportunity, and intended long term incentive opportunity granted in February 2014.

The value shown as of December 31, 2014 represents the annual base salary, the actual bonus paid for 2014 performance, the year-end value of restricted stock, an updated Black Scholes valuation of stock options, and an estimated prevailing value of performance awards. The ultimate value of these performance awards will depend on our stock price and our total shareholder return relative to industry peers. In combination, the realizable compensation from these awarded opportunities reflects both the Company's near-term financial and operating successes and the Company's long-term stock performance.

26 MARATHON OIL | 2015 PROXY STATEMENT

CEO Total Compensation
2014 Target vs. Value as of 12/31/2014
(In thousands)

Values for the "Pay for Performance" and "CEO Total Compensation" illustrations were determined with the following inputs:

•
Our closing stock price of $28.29 as of December 31, 2014.

•
An updated Black Scholes valuation of outstanding options as of December 31, 2014 for valuing stock options.

•
Our rank in our TSR peer group as of December 31, 2014 and the corresponding payout percentage as measured under our performance unit programs: 167% for 2012, 73% for 2013, and 100% for 2014. In 2014, performance award values have been capped at 100% of target consistent with our plan terms which specify that awards will not pay higher than 100% when absolute shareholder returns are negative.

HOW WE DETERMINE EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE

The Committee is responsible for establishing and overseeing executive compensation programs and policies that are consistent with our overall compensation philosophy. In making compensation decisions, the Committee considers a variety of factors, including each executive's current compensation, information provided by its independent compensation consultant, our CEO's input, Peer Group (as defined below) data, each executive's experience in the role, relative scope of responsibility and potential, Company and individual performance, internal pay equity considerations, and any other information the Committee deems relevant in its discretion.

The Committee also considers the outcome of the Company's advisory stockholder vote on our executive compensation program. At our 2014 Annual Meeting of Stockholders, our stockholders approved our executive compensation by over 90% of the votes cast. The Committee believes that this strong stockholder vote indicates support for our executive compensation program. Based on this voting result and its ongoing review of our compensation policies and important governance processes, the Committee concluded that our

MARATHON OIL | 2015 PROXY STATEMENT 27

compensation program effectively aligns the interests of our NEOs with the Company's long-term goals, and determined to make no significant changes to our executive compensation program for 2014.

COMPENSATION CONSULTANT

For 2014, the Committee directly engaged Meridian Compensation Partners LLC ("Meridian") as its independent compensation consultant to advise the Committee on executive compensation matters. Meridian provides the Committee with information on industry trends, market practices and legislative issues. Meridian provides no other services to us or our executive officers, and the Committee has the right to terminate the services of Meridian and appoint a new compensation consultant at any time.

Meridian interacts with several of our officers and employees as necessary. In addition, Meridian may seek input and feedback from members of our management regarding its work product prior to presentation to the Committee to confirm that information is accurate or address other issues. We believe that Meridian provides an independent perspective to the Committee.

THE CEO'S ROLE

The Committee seeks significant input from the CEO on compensation decisions and performance appraisals for all executive officers other than himself. However, all final compensation decisions for our executive officers are made by the Committee. The CEO does not provide recommendations or participate in Committee discussions concerning his own compensation.

PEER GROUP

Peer group benchmarking is one of several factors the Committee considers in setting pay. The table below shows our "Peer Group," comprised of the industry companies the Committee believes provide the best external benchmarks for executive compensation. In selecting the Peer Group, the Committee considered pertinent financial measures for each company, including assets, revenue, market capitalization and enterprise value.

In 2011, the Committee approved our Peer Group, which reflected the companies against which we compete for executive talent as an independent exploration and production company. The Committee reviews the Peer Group annually for continued appropriateness, and did not make any changes to the Peer Group for 2014.

2014 Peer Group Companies

Anadarko Petroleum Corp.	Hess Corp.

Apache Corp.	Murphy Oil Corp.

Chesapeake Energy Corp.	Noble Energy Inc.

Devon Energy Corp.	Occidental Petroleum Corp.

Encana Corp.	Talisman Energy Inc.

EOG Resources Inc.

In January 2015, the Committee determined to adjust the Peer Group to remove Talisman Energy Inc., due to its expected acquisition, and add ConocoPhillips and Pioneer Natural Resources Company.

28 MARATHON OIL | 2015 PROXY STATEMENT

COMPENSATION BENCHMARKING PROCESS

The Committee conducts an annual comparison of the compensation of our NEOs to the compensation of executives with similar job responsibilities among companies in our Peer Group, based upon information Meridian gathers and provides to the Committee. The Committee references this competitive market analysis in making compensation decisions for the coming year. The Committee generally targets executive total direct compensation opportunities at the 50th percentile of the Peer Group for average performance and adjusts total direct compensation opportunities higher or lower based on the Committee's assessment of each executive's experience, relative scope of responsibility and potential, internal pay equity considerations and any other information the Committee deems relevant in its discretion. We define total direct compensation as the sum of base salary, annual cash bonus and long-term incentive awards.

In late 2013, Meridian provided the Committee a market analysis that included information regarding Peer Group executives' base salaries, annual bonus levels and the mix and level of long-term incentives. According to this analysis, NEO compensation levels varied by individual, but were fairly positioned relative to 50th percentile benchmarks, averaging 104% of the market 50th percentile.

PAY MIX

Our executive compensation program includes base salary, annual cash bonuses, long-term incentive awards and other benefits and perquisites. By design, a significant portion of our executive officers' overall compensation, including annual cash bonuses and long-term incentive awards, is "performance-based," meaning that the opportunity to earn value is largely dependent on both Company and individual performance. The Committee determines a total compensation opportunity for each executive officer based on a review of competitive market data, a review of our compensation philosophy, and the Committee's subjective judgment. The Committee does not set fixed percentages for each element of compensation, so the mix may change over time as the competitive market moves, governance standards evolve, or our business needs change.

The following table shows the 2014 pay mix of total target direct compensation components for our NEOs. The allocation of our compensation components, with a significant emphasis on long-term incentive awards, aligns with the practices of our Peer Group.

MARATHON OIL | 2015 PROXY STATEMENT 29

2014 TOTAL DIRECT COMPENSATION OVERVIEW

Decisions regarding base salaries, target bonus opportunities and long-term incentive awards were generally made in February 2014. Messrs. Robertson and Little received base salary increases effective August 1, 2014, to reflect the recently-increased scope of their positions. Decisions regarding the payment of 2014 annual cash bonuses were made in February 2015, after 2014 business results were known and audited.

The following table summarizes the elements of total direct compensation the Committee awarded to our NEOs for 2014 as part of our regular compensation program. The amounts shown differ from the amounts shown in the Summary Compensation Table because this table provides the intended value for LTI compensation rather than the accounting value required in the Summary Compensation Table. Intended value reflects established compensation valuation methodologies that are similar to, but can differ from, the methodologies used for accounting purposes as reflected in the Summary Compensation Table and the Grants of Plan-Based Awards Table. Additionally, this table excludes changes in pension value.

			Intended Value
Name	2014 Year End Base Salary	2014 Bonus Payment (paid in 2015)	Annual LTI Awards	Other LTI Awards	Total Direct Compensation

Mr. Tillman	$1,050,000	$1,706,250	$7,000,000		$9,756,250 (1)

Mr. Sult	$600,000	$663,000	$2,100,000		$3,363,000

Ms. Kerrigan	$575,000	$635,380	$1,900,000		$3,110,380

Mr. Robertson	$510,000	$563,550	$1,200,000	$500,000	$2,773,550

Mr. Little	$500,000	$552,500	$1,200,000	$500,000	$2,752,500

(1)  Excludes $500,000 paid to Mr. Tillman as an installment of the cash sign-on bonus he received in connection with the commencement of his employment in August 2013.

As discussed under "Long-Term Incentive Awards" below, in addition to equity awards made during the regular 2014 award cycle, the Committee approved one-time equity awards to select officers.

BASE SALARY

The primary purpose of base salary is to recognize and reward overall responsibilities, established skills, experience and expertise. In setting base salary, the Committee compares each NEO's current salary to the market 50th percentile, and also considers each individual's experience and expertise, the value and responsibility associated with the role and internal pay equity. The Committee does not use a formula to calculate base salary increases for NEOs.

Based on these considerations, in February 2014, the Committee awarded a base salary increase to Mr. Tillman and determined to make no changes to the base salaries of the other NEOs. In July 2014, the

30 MARATHON OIL | 2015 PROXY STATEMENT

Committee awarded base salary increases to Messrs. Robertson and Little, effective August 1, 2014, to reflect the recently-increased scope of their positions.

Name	Base Salary as of January 1, 2014	Base Salary as of April 1, 2014 (Annual Adjustments)	Base Salary as of August 1, 2014 (Promotion Adjustments)	Base Salary as of January 1, 2015

Mr. Tillman	$1,000,000	$1,050,000	$1,050,000	$1,050,000

Mr. Sult	$600,000	$600,000	$600,000	$600,000

Ms. Kerrigan	$575,000	$575,000	$575,000	$575,000

Mr. Robertson	$425,000	$425,000	$510,000	$510,000

Mr. Little	$375,000	$375,000	$500,000	$500,000

ANNUAL CASH BONUS

The annual cash bonus rewards executives for achieving short-term financial, operational, and strategic goals that drive stockholder value, as well as for individual performance during the year.

When determining target bonus opportunities for our executives, the Committee considers the market 50th percentile, as well as each executive's experience, relative scope of responsibility and potential, internal pay equity considerations and any other information the Committee deems relevant in its discretion. Our targeted performance goals are established to challenge our NEOs to perform at a high level. Payout results may be above or below target based on actual Company and individual performance.

The Committee determined the 2014 annual cash bonus payout for each NEO based on its assessment of the following:

•
Quantitative company performance goals, established by the Committee during the first quarter of the year;

•
Qualitative organizational and strategic performance, evaluated by the Committee; and

•
Individual performance, including achievement of pre-established goals, leadership and ethics, and overall value that the officer created for the Company.

The illustration below summarizes the framework used by the Committee to determine individual officer bonus payouts:

Base salary is multiplied by the bonus target to determine the target bonus opportunity. Target bonus opportunity is then multiplied by the company performance score which is comprised of 70% quantitative company performance goals and 30% qualitative organizational/strategic performance. Each of these quantitative and qualitative scores can be between 0% and 200% (target is 100%). The final payout for each NEO may be adjusted based on the Committee's discretionary assessment of the NEO's individual performance.

2014 QUANTITATIVE PERFORMANCE METRICS

During the first quarter of 2014, the Committee established the performance goals for the bonus program, taking into consideration key financial, safety and operational performance measures that are important

MARATHON OIL | 2015 PROXY STATEMENT 31

indicators of success in our industry and are not excessively influenced by commodity price fluctuations. The Committee determined the target level of performance for each metric by evaluating factors such as performance achieved in the immediately preceding year, anticipated challenges for 2014, the business plan and Company strategy.

The following table shows the targets and weightings established by the Committee and the performance achieved during 2014.

Strategic Imperative	Weight (%)	Performance Measure	Target	Performance Achieved

		TRIR(1)	0.65	0.75

		Spills to the Environment(2) ≥ 1 bbl	75	56
Living Our Values	17

		Process Safety Incidents(3)	1	0

		Serious Event Rate(4)	0.55	0.40

Profitable & Sustainable Growth	33	Production, MBOEPD(5) SCO Production, MBPD(6)	465	465

Operating & Capital Efficiency		Cash Costs, $/BOE(7)	12.75	12.15

	50	F & D Cost, $/BOE Reserve(8)	27	$21

Quality & Material Resource Capture		Finding Cost, $/BOE Resource(9)	4.00	$4.99

(1)  The Total Recordable Incident Rate is calculated according to the same formula as the Occupational Safety and Health Administration ("OSHA") Recordable Incident Rate by dividing (a) the total number of OSHA recordable incidents multiplied by 200,000 by (b) the total number of hours worked. This metric includes both Company employees and contractors, and applies to Company-operated properties only.

(2)  Includes the number of all produced and chemically-treated fluid spills with a volume greater than or equal to one barrel outside of secondary containment on Company-operated properties. This metric applies to Company-operated properties only.

(3)  Includes incidents at Company-designated facilities that constitute a Process Safety Event Tier 1 as defined by American Petroleum Institute Recommended Practice 754 (Process Safety Performance Indicators for the Refining and Petrochemical Industries).

(4)  Comprised of the total number of significant and critical severity events (as defined in the Company's Event Reporting and Management Standard) and exposure hours, calculated by dividing (a) the number of events multiplied by 200,000 by (b) total exposure hours. This metric applies to Company-operated properties only.

(5)  Represents our E&P segment available for sale, adjusted for pricing effects of production sharing contracts, catastrophic events, changes in business climate, acquisitions, and divestitures. This metric excludes Libya and Angola, but includes Norway.

(6)  Calculated as net synthetic crude oil production (bitumen after royalties and upgrading, excluding blend-stocks), adjusted for price, acquisitions and divestitures, as well as project deferrals associated with capital constraints.

(7)  Calculated by dividing (a) production expense (direct and indirect expense) and unallocated corporate general and administrative expense, adjusted for foreign exchange rates, legal settlements, acquisitions and divestitures, bonus accruals, and certain special items by (b) recorded sales adjusted for pricing effects of production sharing contracts and acquisitions and divestitures. This metric excludes Libya, Angola and Oil Sands Mining, but includes Norway.

(8)  Calculated by dividing (a) capital expenditures and cash exploration expenditures adjusted for foreign exchange rate, capitalized interest and capitalized asset retirement obligations from our Exploration and Production and Oil Sands Mining segments by (b) reserves excluding dispositions and price related changes. This metric excludes Libya and Angola, but includes Norway.

(9)  Calculated by dividing a three year average of (a) exploration capital and cash exploration expenditures adjusted for the foreign exchange rate by (b) net booked resources.

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Upon review of the quantitative outcomes relative to targeted performance, the Committee concluded that the Company had achieved overall performance exceeding targeted expectations.

2014 ORGANIZATIONAL AND STRATEGIC PERFORMANCE

After assessing the Company's financial and operational performance, as detailed in "Executive Summary" above, the Committee evaluated organizational and strategic performance achievements, representing 30% of the total bonus award opportunity. Upon review of the qualitative outcomes, the Committee concluded that the Company had achieved overall performance at targeted expectations.

2014 INDIVIDUAL PERFORMANCE

Although our annual bonus program applies a framework and uses goals and formulas, the Committee maintains discretion to adjust individual cash bonuses to recognize critical performance factors and accomplishments that may not have been fully considered in the performance score calculation.

In evaluating specific contributions made by our NEOs during 2014, the Committee considered each NEO's pre-established performance goals, as well as the NEO's specific contribution to our Company's key achievements in the last year, including those discussed under "Executive Summary."

After consideration the Committee did not make individual adjustments to 2014 awarded bonuses.

ANNUAL CASH BONUS PAYOUTS EARNED FOR 2014

Taking into consideration the Company's quantitative performance, the Company's financial and operational performance and individual performance, the Committee rewarded our NEOs with annual cash bonus payments above target, averaging 130% of target, for their contributions to our operating and financial results.

	Base Salary as of December 31, 2014	Bonus Target	Target Bonus Opportunity	Actual Bonus Payout

Mr. Tillman	$1,050,000	125%	$1,312,500	$1,706,250

Mr. Sult	$600,000	85%	$510,000	$663,000

Ms. Kerrigan	$575,000	85%	$488,750	$635,380

Mr. Robertson	$510,000	85%	$433,500	$563,550

Mr. Little	$500,000	85%	$425,000	$552,500

LONG-TERM INCENTIVE AWARDS

Long-term incentive, or LTI, awards align the interests of NEOs and stockholders over the long term. These awards assist NEOs in establishing and maintaining significant equity ownership and place a meaningful portion of compensation at risk based on our common stock price performance. Long-term incentives also encourage retention through continued service requirements and are intended to represent the largest portion of the NEOs' total direct compensation.

The Committee awards LTIs based on an intended award value that reflects competitive market data, each NEO's performance and each NEO's intended target total compensation. The 2014 intended award value for NEOs was allocated approximately 40% to performance units, 40% to stock options and 20% to restricted stock.

MARATHON OIL | 2015 PROXY STATEMENT 33

As noted above under "Executive Summary," in 2015 the Committee increased our emphasis on performance-based compensation by allocating the 2015 LTI award approximately 50% to performance units, 30% to restricted stock, and 20% to stock options.

ANNUAL GRANT PROCESS

Each year, the Committee grants annual awards of LTIs at its regularly scheduled February meeting, the date of which is generally set at least one year in advance. The grant date for such awards is generally the meeting date; however, for awards approved after market close, the grant date is the next trading day.

The actual LTI value realized by each NEO depends on the price of the underlying shares of common stock at the time of vesting or exercise, and, in the case of performance units, our TSR relative to that of the companies in our Peer Group.

2014 LONG-TERM INCENTIVE AWARDS

After considering competitive market data, the demand for talent, cost considerations, and the performance of the Company and the NEOs, the Committee awarded LTIs to each NEO on February 25, 2014 consistent with our normal grant timeline. The Committee also made interim awards to Messrs. Robertson and Little in July 2014 to reflect the recently-increased scope of their positions. The Committee awards LTIs based on intended value. Intended value reflects established compensation valuation methodologies that are similar to, but can differ from the methodologies used for accounting purposes as reflected in the Summary Compensation Table and Grants of Plan-Based Awards Table.

Total 2014 LTI Awards Intended Value

Name	Annual Grants	Special Awards	Total Intended Value

Mr. Tillman	$7,000,000		$7,000,000

Mr. Sult	$2,100,000		$2,100,000

Ms. Kerrigan	$1,900,000		$1,900,000

Mr. Robertson	$1,200,000	$500,000	$1,700,000

Mr. Little	$1,200,000	$500,000	$1,700,000

See the Grants of Plan-Based Awards Table for additional detail about each LTI award.

PERFORMANCE UNITS

The Committee believes that a performance unit program based on TSR relative to peer companies aligns pay and Company performance. The industry peers selected for each performance cycle match the industry peers comprising the prevailing Peer Group used for compensation benchmarking. TSR is determined by adding the sum of stock price appreciation or reduction per share, plus cumulative dividends per share for the performance period, and dividing that total by the beginning stock price per share. For purposes of this calculation, the beginning and ending stock prices are the averages of the closing stock prices for the month immediately preceding the beginning and ending dates of the performance period. If the TSR at the end of the performance period is negative, the payout percentage is capped at 100% regardless of ranking. The Committee has discretion to reduce the final payment associated with any performance unit award. Performance units, when earned, are paid in cash.

34 MARATHON OIL | 2015 PROXY STATEMENT

2014 PERFORMANCE UNITS

In February 2014, the Committee awarded the NEOs performance units that will vest based on relative TSR for the three-year performance period ending December 31, 2016. The value of each underlying unit tracks the price of a share of our common stock. The percentage of units earned ranges from 0% to 200% of the units granted. When the award is settled, NEOs will receive dividend equivalents paid in cash for a number of shares equal to the number of units granted multiplied by the payout percentage. Dividend equivalents accrue and are paid based on performance at the end of the performance period. Earned awards are paid in cash shortly after the completion of the performance period with the final cash value impacted both by relative TSR rank and our common stock price. In the event that any companies in our Peer Group undergo a change in corporate capitalization or a corporate transaction during the performance period, the Committee may evaluate whether such company will be replaced in the Peer Group. The Committee has designated ConocoPhillips, Pioneer Natural Resources Co., and Southwestern Energy Co. as replacement companies (in that order). The payout percentages for each ranking are:

MRO TSR Ranking	1	2	3	4	5	6	7	8	9	10	11	12

Payout (% of Target)	200%	182%	164%	145%	127%	109%	91%	73%	54%	0%	0%	0%

2013 PERFORMANCE UNITS

The performance units granted in February 2013 have a performance period end date of December 31, 2015. Like the 2014 performance units, the target value of each unit tracks the price of a share of our common stock. See the Outstanding Equity Awards at 2014 Fiscal Year-End Table for information about the estimated payouts of the 2013 performance units.

2012 PERFORMANCE UNITS

The performance units granted in February 2012 had a performance period end date of December 31, 2014. The target value of each performance unit was $1, with the actual payout varying from $0 to $2 (0% to 200% of target) based on our relative TSR ranking for the measurement period. For example, a 100% payout percentage pays out at $1 per unit. The payout percentages for each ranking are:

MRO TSR Ranking	1	2	3	4	5	6	7	8	9	10	11	12

Payout (% of Target)	200%	183%	167%	150%	133%	117%	100%	83%	67%	0%	0%	0%

For the performance period ending on December 31, 2014, we ranked third out of twelve companies, resulting in a total maximum per unit value of $1.67.

In January 2015, the Committee determined a final payout value of $1.67 per unit and awarded a payout to Sylvia J. Kerrigan, who was the only NEO employed as an officer when the 2012 performance units were granted. The payout, which was made in January 2015, is included in the Summary Compensation Table in the Non-Equity Incentive Plan Compensation column.

STOCK OPTIONS

Stock options provide a direct link between officer compensation and the value delivered to stockholders. The Committee believes that stock options are inherently performance-based, as option holders only realize compensation if the value of our stock increases following the date of grant.

Stock options granted according to our normal annual grant timeline generally have a three-year pro-rata vesting period and a maximum term of ten years. Additional information on these awards, including the number of shares subject to each award, is shown in the Grants of Plan-Based Awards Table.

MARATHON OIL | 2015 PROXY STATEMENT 35

RESTRICTED STOCK

The Committee awards restricted stock for diversification of the long-term incentive award mix, for consistent alignment between executives and stockholders, and for retention purposes. Restricted stock provides recipients with the opportunity for capital accumulation and a more predictable long-term incentive value than is provided by performance units or stock options.

Restricted stock awarded according to our normal annual grant schedule typically vests in full on the third anniversary of the grant date. Prior to vesting, restricted stock recipients have the right to vote and receive dividends on the restricted shares.

OTHER BENEFITS

PERQUISITES

We offer limited perquisites to our NEOs. We believe these perquisites are reasonable, particularly because the cost of these benefits constitutes a small percentage of each NEO's total compensation. The Committee assesses these perquisites at least annually as part of its total competitive review. We do not provide any tax gross-ups on these perquisites. The perquisites provided to our NEOs include reimbursement for certain tax, estate, and financial planning services up to $15,000 per year, an enhanced annual physical examination, and limited personal use of Company aircraft. Our NEOs also participate in the health, retirement, and other benefit plans generally available to our U.S. employees.

See the "All Other Compensation" column of the Summary Compensation Table and the footnotes following the Summary Compensation Table for additional details concerning the perquisites provided to our NEOs in 2014.

RETIREMENT BENEFITS

We offer NEOs the opportunity to provide for retirement through four plans:

•
Marathon Oil Company Thrift Plan ("Thrift Plan") – A tax-qualified 401(k) plan.

•
Retirement Plan of Marathon Oil Company ("Retirement Plan") – A tax-qualified defined benefit pension plan.

•
Excess Benefit Plan ("Excess Plan") – A nonqualified plan allowing employees to accrue benefits above the tax limits, with components attributable to both the Retirement Plan and the Thrift Plan.

•
Marathon Oil Company Deferred Compensation Plan ("Deferred Compensation Plan") – A nonqualified plan where NEOs can defer a portion of their compensation.

Benefits payable under our qualified and nonqualified plans are described in more detail in "Post-Employment Benefits" and "Nonqualified Deferred Compensation."

We also sponsor retiree medical plans for a broad-based group of employees, including the NEOs. The Committee has determined that providing these arrangements plays a meaningful role in attracting and retaining qualified employees and executives.

SEVERANCE BENEFITS

Our NEOs do not have employment agreements entitling them to any special executive severance payments, other than the change in control termination benefits described below. The Board may exercise discretion to make executive severance payments to executives on a case-by-case basis. We have a policy requiring that our Board seek stockholder approval or ratification of certain severance agreements, including agreements

36 MARATHON OIL | 2015 PROXY STATEMENT

providing change in control benefits, for senior executive officers that would require payment of cash severance benefits exceeding 2.99 times the officer's salary plus bonus for the prior calendar year.

We believe change in control benefits are necessary to attract and retain talent within our industry, ensure continuity of management in the event of a change in control and provide our NEOs with the security to make decisions that are in the best interests of our stockholders.

We adopted our original executive change in control severance benefit plan in 2001. In October 2011, the Committee decided to eliminate excise tax gross-ups from any change in control plan or arrangement established in the future, and thus adopted a more limited plan, applicable to executive officers newly hired or promoted after October 26, 2011, that provides no excise tax gross-ups. Further, in October 2014, the Committee decided to eliminate excise tax gross-up payments for all executive officers, regardless of hire or promotion date. The Committee terminated the 2001 plan and amended the 2011 plan to cover all executive officers. As a result, no executive officer is entitled to an excise tax gross-up payment.

Our change in control benefits are described in more detail under "Potential Payments upon Termination or Change in Control."

STOCK OWNERSHIP REQUIREMENTS AND ANTI-HEDGING & ANTI-PLEDGING POLICIES

All of our officers who are "executive officers" for purposes of Section 16 of the Exchange Act are subject to our stock ownership requirements, which are intended to reinforce the alignment of interests between our officers and stockholders. The stock ownership requirements are as follows:

•
CEO – six times base salary;

•
Executive Vice Presidents – four times base salary; and

•
Vice Presidents – two times base salary.

Executive officers have five years from their respective appointment dates to achieve the designated stock ownership level. The Committee reviews each executive officer's progress toward the requirements on at least an annual basis to determine whether the market value of shares, including the value of unvested shares not subject to performance conditions, satisfies our requirements. Executive officers who have not reached the required level of stock ownership are expected to hold the shares they receive upon vesting of restricted stock or exercise of stock options (after payment of exercise prices and after taxes) so that they meet their requirement in a timely manner. All of our NEOs currently comply with our stock ownership requirements.

To ensure that they bear the full risks of stock ownership, officers are prohibited from engaging in hedging transactions related to our stock. Officers are also prohibited from pledging or creating a security interest in any shares of our common stock they hold, including shares in excess of the applicable ownership requirement.

MARATHON OIL | 2015 PROXY STATEMENT 37

TAX CONSIDERATIONS

The Committee considers the tax effects to us and the NEOs when making executive compensation decisions to deliver compensation in a tax-efficient manner. However, the Committee's priority is to provide performance-based and competitive compensation. Therefore, some compensation paid to NEOs is not deductible due to the limitations of Section 162(m) of the Internal Revenue Code.

As required under Section 162(m), our stockholders approved the material terms of performance goals for awards to NEOs, which are contained in our 2012 Incentive Compensation Plan. These performance goals include both financial and operational measures. For purposes of qualifying compensation as "performance-based compensation" under Section 162(m) in 2014, we used both financial and operational goals to establish maximum potential performance-based payments for NEOs. The determination of actual annual cash bonus payments for NEOs is described above under "Annual Cash Bonus."

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EXECUTIVE COMPENSATION

The following table summarizes the total compensation for each NEO for the years shown.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non- Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)

Lee M. Tillman	2014	1,036,346	500,000	4,301,154	3,466,985	1,706,250	249,489	237,843	11,498,067

President and Chief	2013	392,307	3,875,000	3,813,995	2,609,206	0	35,246	42,153	10,767,907
Executive Officer

John R. Sult	2014	600,000	0	1,290,384	1,040,099	663,000	117,093	136,800	3,847,375

Executive Vice	2013	182,308	765,000	1,045,584	996,745	0	16,781	20,092	3,026,510
President and Chief
Financial Officer

Sylvia J. Kerrigan	2014	575,000	0	1,167,467	941,042	1,918,739	879,494	112,435	5,594,177

Executive Vice	2013	575,000	733,000	1,113,954	673,050	788,487	205,407	108,569	4,197,467

President, General	2012	556,250	755,000	420,720	771,193	180,700	1,040,385	96,407	3,820,655
Counsel & Secretary

Lance W. Robertson	2014	458,019	0	1,239,418	594,342	563,550	70,054	78,735	3,004,118

Vice President,	2013	392,211	526,000	1,371,882	353,850	0	51,322	65,141	2,760,407
North America
Production
Operations

T. Mitchell Little	2014	423,558	0	1,239,418	594,342	552,500	1,101,270	64,064	3,975,152

Vice President,	2013	344,904	422,000	1,371,882	353,850	0	213,815	52,278	2,758,729
International and
Offshore Production
Operations

(1)  This column reflects payouts made under the Annual Cash Bonus Plan for years prior to 2014. For Mr. Tillman, this column also includes installments of the cash sign-on bonus he received in connection with the consummation of his employment with us in August 2013: $2,000,000 in 2013 and $500,000 in 2014.

(2)  This column reflects the aggregate grant date fair values calculated in accordance with generally accepted accounting principles in the United States regarding stock compensation. Assumptions used in the calculation of these amounts are included in footnote 20 to our consolidated financial statements in our annual reports on Form 10-K for the years ended December 31, 2014, December 31, 2013, and December 31, 2012, respectively. For 2014, the Stock Awards column also includes the grant date fair value of the share-denominated performance units granted in February 2014, which ultimately will be settled in cash. The value ultimately realized by the officers upon the actual vesting of the awards may or may not be equal to this determined value, as these awards are subject to market conditions and have been valued based on an assessment of the market conditions as of the grant date. See the "Grants of Plan-Based Awards Table" and "Long-Term Incentive Awards" for further detail on our performance unit program.

MARATHON OIL | 2015 PROXY STATEMENT 39

(3)  This column reflects the 2014 annual cash bonus, determined by the Compensation Committee and paid in February 2015 pursuant to the Company's Annual Cash Bonus Plan. These awards are discussed in further detail under "Annual Cash Bonus." The amounts shown in this column also reflect the vested value of performance units earned by our NEOs during the performance period that ended on December 31, 2014, December 31, 2013, and June 30, 2012, respectively. In 2013 we changed the design of our performance units which resulted in reporting performance unit values in the Stock Awards column as of the date granted instead of Non-Equity Incentive column as of the date earned. This means an NEO could show performance unit values in both columns during the overlapping 3 year vesting period. For 2014, the only NEO whose performance unit value appears in both columns is Ms. Kerrigan.

(4)  This column reflects the annual change in accumulated benefits under our retirement plans. See "Post-Employment Benefits" for more information about our defined benefit plans and the assumptions used in calculating these amounts. No deferred compensation earnings are reported in this column because our non-qualified deferred compensation plans do not provide above-market or preferential earnings.

(5)  The following table describes each component of the All Other Compensation column for 2014 in the Summary Compensation Table.

Name	Personal Use of Company Aircraft(a) ($)	Company Physicals(b) ($)	Tax & Financial Planning(c) ($)	Miscellaneous Perks(d) ($)	Company Contributions to Defined Contribution Plans(e) ($)	Matching Contributions(f) ($)	Total All Other Compensation ($)

Lee M. Tillman	9,450	4,875	14,009	4,715	203,794	1,000	237,843

John R. Sult	11,375	4,875	15,000	0	95,550	10,000	136,800

Sylvia J. Kerrigan	0	4,875	16,000	0	91,560	0	112,435

Lance W. Robertson	3,500	4,875	1,479	0	68,881	0	78,735

T. Mitchell Little	0	4,875	0	0	59,189	0	64,064

(a)  The amounts shown in this column reflect the aggregate incremental cost of personal use of Company aircraft by our NEOs for 2014, including travel from personal events to accommodate Company business deadlines. In addition, spouses and invited guests of executives occasionally fly on corporate aircraft as additional passengers on business flights. In those cases, the aggregate incremental cost to us is a de minimis amount and is not reflected in the table.

(b)  All regular employees in the United States, including our NEOs, are eligible to receive annual physical and wellness incentives. However, officers may receive an enhanced physical under the executive physical program. This column reflects the average incremental cost of the executive physical program over the employee physical program. Due to Health Insurance Portability and Accountability Act ("HIPAA") confidentiality requirements, we do not disclose actual use of this program by individual officers.

(c)  This column reflects reimbursement for professional advice related to tax, estate, and financial planning. The maximum annual benefit is $15,000, and reimbursements are attributed to the calendar year in which services are performed. Due to processing delays, the actual amount reimbursed to an officer may exceed $15,000 in a given year.

(d)  This column reflects the annual premium for an individual life insurance policy.

(e)  This column reflects amounts contributed by us under the Thrift Plan and related non-qualified deferred compensation plans. See "Post-Employment Benefits" and "Nonqualified Deferred Compensation" for more information about the non-qualified plans.

(f)   The amounts shown represent contributions made on behalf of the NEOs under our matching gifts programs for approved not-for-profit charities. The annual limit on matching contributions is $10,000.

40 MARATHON OIL | 2015 PROXY STATEMENT

GRANTS OF PLAN-BASED AWARDS IN 2014

The following table provides information about all plan-based long-term incentive awards (stock options, restricted stock, and performance units) granted to each named executive officer during 2014. The awards listed in the table were granted under the 2012 Incentive Compensation Plan (the "2012 Plan") and are described in more detail in "Compensation Discussion and Analysis."

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option

Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Units (#)	Options (#)	Awards ($)	Awards(3) ($)

Lee M. Tillman	Annual Cash Bonus		0	1,312,500	2,625,000							—
	Performance Units(1)	2/25/2014				42,131	84,262	168,524				2,867,436
	Stock Options	2/25/2014								330,189	34.03	3,466,985
	Restricted Stock	2/25/2014							42,131			1,433,718

John R. Sult	Annual Cash Bonus		0	510,000	1,020,000							—
	Performance Units(1)	2/25/2014				12,640	25,279	50,558				860,244
	Stock Options	2/25/2014								99,057	34.03	1,040,099
	Restricted Stock	2/25/2014							12,640			430,139

Sylvia J. Kerrigan	Annual Cash Bonus		0	488,750	977,500							—
	Performance Units(1)	2/25/2014				11,436	22,871	45,742				778,300
	Stock Options	2/25/2014								89,623	34.03	941,042
	Restricted Stock	2/25/2014							11,436			389,167

Lance W. Robertson	Annual Cash Bonus		0	433,500	867,000							—
	Performance Units(1)	2/25/2014				7,223	14,445	28,890				491,563
	Stock Options	2/25/2014								56,604	34.03	594,342
	Restricted Stock	2/25/2014							7,223			245,799
	Restricted Stock(2)	7/30/2014							12,659			502,056

T. Mitchell Little	Annual Cash Bonus		0	425,000	850,000							—
	Performance Units(1)	2/25/2014				7,223	14,445	28,890				491,563
	Stock Options	2/25/2014								56,604	34.03	594,342
	Restricted Stock	2/25/2014							7,223			245,799
	Restricted Stock(2)	7/30/2014							12,659			502,056

(1)  Performance units, discussed under "Long-Term Incentive Awards," are denominated as an equivalent of one share of our common stock and, if earned, are paid in cash.

(2)  Reflect interim awards, granted to Messrs. Robertson and Little in July 2014 to reflect the recently-increased scope of their positions, that vest on the third anniversary of the grant date.

(3)  The amounts shown in this column reflect the total grant date fair values of stock options, restricted stock, and performance units calculated in accordance with generally accepted accounting principles in the United States regarding stock compensation. The Black-Scholes value used for the stock options granted on February 25, 2014 was $10.50. The value ultimately realized by each NEO upon the actual vesting of the award(s) or exercise of the stock option(s) may or may not be equal to this determined value. Valuation assumptions used in the calculation of these amounts are included in footnote 20 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2014. See "Long-Term Incentive Awards" for more information about restricted stock, stock options, and performance unit awards.

MARATHON OIL | 2015 PROXY STATEMENT 41

OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END

The following table provides information about the unexercised stock options (vested and unvested) and unvested restricted stock held by each NEO as of December 31, 2014.

	Option Awards				Stock Awards

	Number of Securities Underlying Unexercised Options				Restricted Stock/Units		Equity Incentive Plan Awards (Performance Units)

Name and Grant Date	Exercisable (#)	Unexercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Number of Unearned Shares, Units or Other Rights that Have Not Vested(4) (#)	Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(5) ($)

Lee M. Tillman
8/15/2013	76,628	153,258	34.65	8/15/2023
2/25/2014	0	330,189	34.03	2/25/2024

	76,628	483,447
					143,031	4,046,347
2014							84,262	4,767,544

John R. Sult
9/11/2013	27,166	54,334	36.49	9/11/2023
2/25/2014	0	99,057	34.03	2/25/2024

	27,166	153,391
					31,743	898,009
2014							25,279	1,430,286

Sylvia J. Kerrigan
6/01/2006	10,851	0	23.69	6/1/2016
5/30/2007	8,568	0	38.25	5/30/2017
5/28/2008	6,679	0	32.06	5/28/2018
5/27/2009	14,991	0	18.32	5/27/2019
2/24/2010	48,499	0	18.28	2/24/2020
2/23/2011	62,786	0	30.81	2/23/2021
2/28/2012	43,533	21,767	35.06	2/28/2022
2/26/2013	21,366	42,734	32.86	2/26/2023
2/25/2014	0	89,623	34.03	2/25/2024

	217,273	154,124
					34,736	982,681
2013							22,600	639,354
2014							22,871	1,294,041

Lance W. Robertson
2/28/2012	6,361	3,181	35.06	2/28/2022
8/31/2012	5,683	2,842	27.82	8/31/2022
2/26/2013	11,233	22,467	32.86	2/26/2023
2/25/2014	0	56,604	34.03	2/25/2024

	23,277	85,094
					50,920	1,440,527
2013							11,900	336,651
2014							14,445	817,298

T. Mitchell Little
5/30/2007	7,661	0	38.25	5/30/2017
5/28/2008	5,908	0	32.06	5/28/2018
5/25/2011	18,947	0	33.06	5/25/2021
8/31/2011	2,309	0	26.92	8/31/2021
2/28/2012	3,339	1,670	35.06	2/28/2022
2/26/2013	11,233	22,467	32.86	2/26/2023
2/25/2014	0	56,604	34.03	2/26/2023

	49,397	80,741
					49,800	1,408,842
2013							11,900	336,651
2014							14,445	817,298

(1) All stock options listed in this column vest in one-third increments on each anniversary of the grant date.

42 MARATHON OIL | 2015 PROXY STATEMENT

(2) This column reflects the number of shares of unvested restricted stock held by our NEOs on December 31, 2014.

Name	Grant Date		# of Unvested Shares	Vesting Date

Lee M. Tillman	8/15/2013		9,173	8/15/2015
	8/15/2013		91,727	8/15/2016
	2/25/2014		42,131	2/25/2017

		Total:	143,031

John R. Sult	9/11/2013		9,551	9/11/2015
	9/11/2013		9,552	9/11/2016
	2/25/2014		12,640	2/25/2017

		Total:	31,743

Sylvia J. Kerrigan	2/28/2012		12,000	2/28/2015
	2/26/2013		11,300	2/26/2016
	2/25/2014		11,436	2/25/2017

		Total:	34,736

Lance W. Robertson	2/28/2012		1,169	2/28/2015
	5/10/2013		4,647	5/10/2015
	8/31/2012		972	8/31/2015
	10/30/2012		5,007	10/30/2015
	2/26/2013		6,000	2/26/2016
	5/10/2013		4,647	5/10/2016
	9/25/2013		8,596	9/25/2016
	2/25/2014		7,223	2/25/2017
	7/30/2014		12,659	7/30/2017

		Total:	50,920

T. Mitchell Little	2/28/2012		614	2/28/2015
	5/10/2013		4,647	5/10/2015
	9/26/2012		5,414	9/26/2015
	2/26/2013		6,000	2/26/2016
	5/10/2013		4,647	5/10/2016
	9/25/2013		8,596	9/25/2016
	2/25/2014		7,223	2/25/2017
	7/30/2014		12,659	7/30/2017

		Total:	49,800

(3)  This column reflects the aggregate value of all shares of unvested restricted stock held by each NEO on December 31, 2014, using the December 31, 2014 closing stock price of $28.29. Upon normal retirement, unvested shares are forfeited.

(4)  This column represents the number of outstanding share-based performance units. The awards granted in 2013 have a performance period of January 1, 2013 to December 31, 2015. The awards granted in 2014 have a performance period of January 1, 2014 to December 31, 2016.

(5)  The 2013 estimated payouts are currently tracking at a 73% payout based on performance as of December 31, 2014. Market Value shown reflects a payout at target (100%) and uses the December 31, 2014 closing stock price of $28.29. The 2014 estimated payouts are currently tracking at a 109% payout based on performance as of December 31, 2014. Market Value shown reflects a payout at maximum (200%) and uses the December 31, 2014 closing stock price of $28.29. These estimated payouts are not necessarily indicative of the actual payout at the end of the performance period.

MARATHON OIL | 2015 PROXY STATEMENT 43

OPTION EXERCISES AND STOCK VESTED IN 2014

The following table provides information about the value realized by the NEOs on option award exercises and restricted stock vesting during 2014.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)

Lee M. Tillman	0	0	9,172	358,212

John R. Sult	0	0	9,551	380,225

Sylvia J. Kerrigan	0	0	9,098	308,468

Lance W. Robertson	0	0	16,846	590,588

T. Mitchell Little	0	0	9,389	351,866

(1)  This column reflects the actual pre-tax gains realized by NEOs upon exercise of stock options, which, in each case, is the fair market value of the shares on the exercise date less the grant price.

(2)  This column reflects the actual pre-tax gains realized by NEOs upon vesting of restricted stock, which, in each case, is the fair market value of the shares on the vesting date.

POST-EMPLOYMENT BENEFITS

Marathon Oil offers NEOs the opportunity to save for retirement as follows:

•
Marathon Oil Company Thrift Plan ("Thrift Plan"): A tax-qualified 401(k) plan that currently provides for company matching contributions of up to 7% of eligible earnings.

•
Retirement Plan of Marathon Oil Company ("Retirement Plan"): A tax qualified defined benefit pension plan.

•
Excess Benefit Plan ("Excess Plan"): A nonqualified plan. The defined benefit portion allows participants to accrue benefits above the defined benefit tax limits, and the defined contribution portion allows participants to accrue benefits above the defined contribution tax limits.

•
Marathon Oil Company Deferred Compensation Plan ("Deferred Compensation Plan"): A nonqualified plan allowing participants to defer a portion of their compensation and accrue benefits above the Thrift Plan tax limits.

All plans have a three-year vesting requirement for company contributions. All NEOs other than Messrs. Tillman and Sult have met the vesting requirement.

See "Nonqualified Deferred Compensation" below for additional information on the Deferred Compensation Plan and the defined contribution portion of the Excess Plan.

RETIREMENT PLAN

In general, all regular full-time and part-time employees in the United States are eligible to participate in the Retirement Plan as of their date of hire.

Benefit accruals are determined under a cash-balance formula, under which plan participants receive pay credits each year equal to a percentage of compensation based on their plan points. Plan points equal the

44 MARATHON OIL | 2015 PROXY STATEMENT

sum of a participant's age and cash-balance service. Participants with fewer than 50 points receive a 7% pay credit percentage; participants with 50 to 69 points receive a 9% pay credit percentage; and participants with 70 or more points receive an 11% pay credit percentage. Participants are also credited with interest at a rate based on the 30-year Treasury rate, which in 2014 was 3.74%.

For 2014, Mr. Little received a pay credit equal to 11% of compensation, Ms. Kerrigan and Messrs. Tillman and Sult received pay credits equal to 9% of compensation and Mr. Robertson received a pay credit equal to 7% of compensation.

Participants who began employment prior to January 1, 2010 also have a portion of their benefit calculated under a legacy final average pay formula, which is referred to as the Legacy formula. Ms. Kerrigan and Mr. Little are the only NEOs with a Legacy benefit. Up to 37.5 years of participation may be recognized under the formula, and only service earned prior to January 1, 2010 is recognized. Eligible earnings under the Retirement Plan primarily include base salary and annual cash bonuses (including Thrift Plan deferrals but excluding amounts deferred under our nonqualified Deferred Compensation Plan). Long-term incentive compensation is not included. Final average pay, vesting service and age continue to be updated under the Legacy formula.

The monthly benefit under the Legacy formula is calculated as follows:

Normal retirement age under the Retirement Plan is age 65. However, retirement-eligible participants are able to retire and receive an unreduced benefit under the Legacy formula upon reaching age 62. Retirement Plan benefits include various annuity options and a lump sum distribution option. Participants are eligible for early retirement subsidies under the Legacy formula upon reaching age 50 and completing ten years of vesting service. Of the two NEOs eligible for the Legacy formula, only Mr. Little is currently eligible for early retirement subsidies.

We have not granted years of service in addition to the service recognized under the terms of our qualified retirement plans (applicable to a broad-based group of employees) to any NEO for purposes of retirement benefit accruals.

EXCESS PLAN – DEFINED BENEFIT PORTION

The Excess Plan for certain highly compensated employees, including our NEOs, provides benefits that participants would have received under our tax-qualified Retirement Plan but for certain Internal Revenue Code limitations. Eligible earnings under the Excess Plan include deferred compensation contributions. The Excess Plan also provides an enhancement for officers based on the three highest bonuses earned during their last ten years of employment, instead of the consecutive bonus formula in place for non-officers. Distributions under the Excess Plan are paid in a lump sum following separation from service.

MARATHON OIL | 2015 PROXY STATEMENT 45

PENSION BENEFITS TABLE

The following table shows the actuarial present value of accumulated benefits payable to each NEO under the Retirement Plan and the defined benefit portion of the Excess Plan as of December 31, 2014. These values have been determined using actuarial assumptions consistent with those used in our financial statements.

Name	Plan Name	Number of Years of Credited Service(1) (#)	Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year ($)

Lee M. Tillman	Retirement Plan	1.42	44,692	0
	Excess Benefit Plan	1.42	240,043	0

John R. Sult	Retirement Plan	1.33	40,174	0
	Excess Benefit Plan	1.33	93,700	0

Sylvia J. Kerrigan	Retirement Plan	17.67	611,035	0
	Excess Benefit Plan	17.67	2,755,551	0

Lance W. Robertson	Retirement Plan	3.25	54,112	0
	Excess Benefit Plan	3.25	104,285	0

T. Mitchell Little	Retirement Plan	27.58	1,090,417	0
	Excess Benefit Plan	27.58	2,137,236	0

(1)  Represents the number of years the NEO has participated in the plan. However, Plan Participation Service, used to calculate each participant's benefit under the Legacy formula, was frozen as of December 31, 2009.

(2)  Assuming a discount rate of 3.71%, a lump sum interest rate of 1.21%, the RP2000 combined healthy mortality table weighted 75% male and 25% female, a lump sum election rate of 100% for the non-qualified plan and 90% for the qualified plan, and retirement at age 62 or the age at measurement date, if older.

NONQUALIFIED DEFERRED COMPENSATION

We offer our officers, including our NEOs, the opportunity to accrue benefits equal to the Company matching contributions they would have received under the Thrift Plan but for certain Internal Revenue Code limitations. Participants can accrue these benefits in either the Deferred Compensation Plan or the defined contribution portion of the Excess Plan. Both plans have a three year vesting requirement for Company contributions. All NEOs other than Messrs. Tillman and Sult have met the vesting requirement. Distributions from the Deferred Compensation Plan and the Excess Plan are paid as a lump sum following separation from service.

DEFERRED COMPENSATION PLAN

The Deferred Compensation Plan is an unfunded, nonqualified plan into which participants may elect to defer up to 20% of their salary and bonus each year. No NEO elected to defer compensation for 2014. Participants are fully vested in their own deferrals under the plan. Additionally, participants can receive company contributions into the plan equal to the maximum potential matching contribution under the Thrift Plan after they have reached defined contribution accruals under the Thrift Plan in excess of tax limits.

The investment options available under the Deferred Compensation Plan generally mirror the investment options available under the Thrift Plan, except for Marathon Oil common stock, which is not available under the Deferred Compensation Plan.

46 MARATHON OIL | 2015 PROXY STATEMENT

EXCESS PLAN – DEFINED CONTRIBUTION PORTION

Prior to becoming eligible for participation in the Deferred Compensation Plan, NEOs may have received defined contribution accruals under the Excess Plan. These contributions were available after a participant's Thrift Plan contributions were limited due to tax requirements and equaled the maximum potential matching contribution under the Thrift Plan. Defined contribution accruals in the Excess Plan are credited with interest equal to that paid in the "Marathon Oil Stable Value Fund" option of the Marathon Oil Company Thrift Plan. The annual rate of return on this option for 2014 was 1.60%.

NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table shows each NEO's accumulated benefits under our nonqualified savings and deferred compensation plans for 2014.

Name	Plan Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End(2) ($)

Lee M. Tillman	Deferred Compensation	0	185,594	7,867	0	203,225

John R. Sult	Deferred Compensation	0	77,350	5,693	0	83,043

Sylvia J. Kerrigan	Excess Benefit Plan	0		635	0	42,601
	Deferred Compensation	0	73,360	7,047	0	473,130

Lance W. Robertson	Excess Benefit Plan	0		314	0	19,965
	Deferred Compensation	0	50,681	11,448	0	112,315

T. Mitchell Little	Excess Benefit Plan	0		1,022	0	65,042
	Deferred Compensation	0	40,989	3,898	0	79,551

(1)  The amounts shown in this column are also included in the All Other Compensation column of the Summary Compensation Table.

(2)  Certain portions shown for each NEO were also reported in the Summary Compensation Tables of our proxy statements in prior years.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

As a matter of policy, we do not enter into employment, severance, or change-in-control agreements with our NEOs. Rather, we provide an Executive Change in Control Severance Benefits Plan, which is described in more detail below.

RETIREMENT OR SEPARATION

Upon retirement or separation, our NEOs are entitled to receive their vested benefits that have accrued under our broad-based and executive benefit programs. For more information see "Post-Employment Benefits" and "Nonqualified Deferred Compensation."

MARATHON OIL | 2015 PROXY STATEMENT 47

If an NEO retires, meaning the NEO separates employment after attaining age 50 with at least ten years of vesting service, unvested stock options become immediately exercisable according to the grant terms. Unvested restricted stock awards are forfeited upon retirement (except in the case of mandatory retirement at age 65). Unvested performance units are forfeited upon retirement unless the NEO has worked more than half of the performance period, in which case awards may be vested on a prorated basis at the discretion of the Committee. Of the NEOs, only Mr. Little is currently retirement eligible.

DEATH OR DISABILITY

In the event of death or disability, our NEOs (or the beneficiary or estate, as defined by the plan terms) would be entitled to vested benefits accrued under our broad-based and executive benefits programs. Long-term incentive awards would immediately vest in full upon the death of an NEO, with performance units vesting at the target level. In the event of disability, long-term incentive awards would continue to vest as if the NEO remained actively employed for up to 24 months during the period of disability.

CHANGE IN CONTROL

To encourage our NEOs to continue their dedication to their assigned duties where a change in control of the Company is under consideration, our Executive Change in Control Severance Benefits Plan (the "Change in Control Plan") provides certain severance benefits if employment is terminated under certain circumstances following a change in control or during a potential change in control.

Under the Change in Control Plan, a change in control will have occurred if:

•
any person not affiliated with Marathon Oil acquires 20% or more of the voting power of our outstanding securities;

•
our Board no longer has a majority comprised of (1) individuals who were directors on the effective date of the plan and (2) new directors (other than directors who join our Board in connection with an election contest) approved by two-thirds of the directors then in office who (a) were directors on the effective date of the plan or (b) were themselves previously approved by our Board in this manner;

•
we merge with another company and, as a result, our stockholders hold less than 50% of the surviving entity's voting power immediately after the transaction;

•
our stockholders approve a plan of complete liquidation of Marathon Oil; or

•
we sell all or substantially all of our assets.

In addition, a potential change in control could occur if any person takes certain actions that could result in a change in control. The definition of a potential change in control for purposes of the Change in Control Plan is complex but, in general, would occur if:

•
Marathon Oil enters into an agreement which could result in a change in control;

•
any person becomes the owner of 15% or more of our common stock;

•
any person or entity publicly announces an intention to take over Marathon Oil; or

•
our Board determines that a potential change in control has occurred.

If an NEO is terminated without cause or resigns for good reason following a change in control or during a potential change in control, he or she will be entitled to the following:

•
a cash payment of up to three times the sum of the NEO's current salary on the termination date plus the average bonus awarded to the NEO in the three years before the termination or change in control (or during the period of employment if less than three years);

•
life and health insurance benefits for up to 36 months after termination, at the lesser of the current cost or the active employee cost;
48 MARATHON OIL | 2015 PROXY STATEMENT

•
an additional three years of service credit and three years of age credit for purposes of retiree health and life insurance benefits;

•
a cash payment equal to the difference between the amount receivable under our defined contribution plan and the amount which would have been received if the NEO's savings had been fully vested;

•
a cash payment equal to the actuarial equivalent of the difference between the amounts receivable by the NEO under the final average pay formula in our pension plans and the amounts which would be payable if (a) the NEO had an additional three years of participation service credit, (b) the NEO's final average pay would be the higher of salary at the time of the change in control event or termination plus his or her highest annual bonus from the preceding three years, (c) for purposes of determining early retirement commencement factors, the NEO had three additional years of vesting service credit and three additional years of age, and (d) the NEO's pension had been fully vested; and

•
a cash payment equal to the difference between the amount receivable under our defined benefit plan and the amount which would have been received if the NEO's savings had been fully vested.

These benefits are not payable if the termination is for cause or due to mandatory retirement, death, disability or resignation (other than for good reason) by the NEO.

The program includes no provisions to reimburse or "gross up" tax obligations following a change in control.

Immediately upon a change in control or upon an NEO's termination of employment during a potential change in control, unvested stock options, and restricted stock vest in full. If a change in control occurs prior to the end of a performance period, unvested performance units vest in full as follows:

•
performance units granted prior to 2015 vest at the target level; and

•
performance units granted after 2014 will vest at the applicable performance percentage based on Marathon Oil's actual relative TSR ending on the day immediately prior to the date of the change of control.

The Change in Control Plan will continue in effect during a potential change in control period and for two years after a change in control.

We have a policy that our Board will seek stockholder approval or ratification of any severance agreement for a senior executive officer (other than agreements consistent with our 2001 change in control policy, which is reflected in the Change in Control Plan) that generally requires payment of cash severance benefits exceeding 2.99 times a senior executive officer's salary plus bonus for the prior calendar year.

The following tables assume a termination date or change-in-control date of December 31, 2014, the last business day of 2014. The value of the equity awards (accelerated vesting of restricted stock awards, stock options and performance unit awards) was calculated using the December 31, 2014 closing market price for our common stock ($28.29). The value of performance unit awards assumes that the 2013 and 2014 Performance Units would vest and be paid out at target.

MARATHON OIL | 2015 PROXY STATEMENT 49

Payments upon a Change in Control without Termination of Employment

Name	Accelerated Vesting of LTI ($)

Lee M. Tillman	6,497,529

John R. Sult	1,656,008

Sylvia J. Kerrigan	2,321,705

Lance W. Robertson	2,216,807

T. Mitchell Little	2,183,786

Payments upon a Change in Control or Potential Change of Control Followed by Termination of Employment with Good Reason or by the Company without Cause

Name	Accelerated Vesting of LTI ($)	Severance Payment(1) ($)	Health & Welfare Benefits(2) ($)	Retirement Enhancement(3) ($)	Total Payments ($)

Lee M. Tillman	6,497,529	8,775,000	76,540	544,452	15,893,521

John R. Sult	1,656,007	4,095,000	66,395	260,148	6,077,550

Sylvia J. Kerrigan	2,321,704	3,813,000	941,132	3,648,895	10,724,731

Lance W. Robertson	2,216,807	2,781,000	73,780	0	5,071,587

T. Mitchell Little	2,183,786	2,462,000	106,669	3,306,527	8,058,982

(1)  Messrs. Tillman and Sult and Ms. Kerrigan are subject to the Policy concerning Severance Agreements with Senior Executive Officers that requires payment of cash severance benefits in an amount exceeding 2.99 times the sum of base salary plus previous year's bonus to be subject to stockholder approval. The amounts shown are maximum amounts, assuming that stockholder approval is obtained.

(2)  Reflects the incremental value of continued coverage and enhanced subsidy for retiree medical coverage assuming an election based on the officer's current elections regarding plan participation and coverage level.

(3)  Retirement benefits included in these amounts were calculated using the following assumptions: individual life expectancies using the RP2000 Combined Healthy Table weighted 75% male and 25% female; a discount rate of 0.75% for NEOs who are retirement eligible (taking into account the additional three years of age and service credit); and a lump sum form of benefit.

50 MARATHON OIL | 2015 PROXY STATEMENT

TRANSACTIONS WITH RELATED PERSONS

We have written procedures for monitoring, reviewing, approving or ratifying related person transactions. We will enter into or ratify related person transactions only when the Board, acting through the Corporate Governance and Nominating Committee, determines that the related person transaction is in the best interests of the Company and its stockholders. The primary features of these procedures are:

•
Each director and executive officer must submit a list of his or her immediate family members, each listed individual's employer and job title, each firm, corporation or other entity in which such individual is a partner or principal or in a similar position or in which such person has a five percent or greater beneficial ownership interest, and any charitable or non-profit organization for which such individual is actively involved in fundraising or otherwise serves as a director, trustee or in a similar capacity.

•
The Company maintains a list, to the extent the information is publicly available, of five percent beneficial owners, including (a) if the owner is an individual, the same information requested of directors and executive officers as noted above, and (b) if the owner is a firm, corporation or other entity, a list of principals or executive officers of the firm, corporation or entity.

•
Prior to entering into a related person transaction, the Corporate Governance and Nominating Committee considers the facts and circumstances of the proposed related person transaction and determines whether to approve it.

•
Any pending or ongoing related person transaction is submitted to the Corporate Governance and Nominating Committee or Committee Chair, which will consider all of the relevant facts and circumstances. Based on the conclusions reached, the Corporate Governance and Nominating Committee or the Committee Chair evaluates all options, including ratification, amendment or termination of the related person transaction.

•
The Corporate Governance and Nominating Committee annually reviews any previously approved or ratified related person transaction with a remaining term of more than six months or remaining amounts payable to or receivable from the Company of more than $120,000. Based on all relevant facts and circumstances, taking into consideration the Company's contractual obligations, the Committee determines whether it is in the best interests of the Company and its stockholders to continue, modify or terminate the transaction.

During 2014, Marathon Petroleum Timor Gap West Ltd., an indirect wholly owned subsidiary of Marathon Oil Corporation, received from Peabody (Wilkie Creek) Pty. Ltd., an indirect wholly owned subsidiary of Peabody Energy Corporation, royalty payments for coal mined in Australia in the amount of $1,022,949. Gregory H. Boyce, a member of our Board, is chairman and chief executive officer of Peabody Energy Corporation.

MARATHON OIL | 2015 PROXY STATEMENT 51

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITOR FOR 2015

The Audit and Finance Committee has selected PricewaterhouseCoopers LLP ("PwC"), an independent registered public accounting firm, to audit the Company's financial statements for 2015. While the Audit and Finance Committee is responsible for appointing, compensating and overseeing the independent auditor's work, we are requesting, as a matter of good corporate governance, that our stockholders ratify the appointment of PwC as our independent auditor for 2015. PwC served as the Company's independent auditor during 2014. We believe the appointment of PwC as our independent auditor for 2015 is in the Company's best interests and in the best interests of our stockholders.

We expect representatives of PwC to be present at the Annual Meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions from our stockholders.

YOUR BOARD RECOMMENDS A VOTE FOR PROPOSAL 2 RATIFYING THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITOR FOR 2015.

If our stockholders do not ratify this appointment, the Audit and Finance Committee will reconsider whether to retain PwC and may retain that firm or another firm without resubmitting the matter to our stockholders. Even if the appointment is ratified, the Audit and Finance Committee may, in its discretion, direct the appointment of a different independent auditor at any time during the year if it determines that such change would be in the best interests of the Company and our stockholders.

Aggregate fees for professional services rendered for the Company by PwC for the years ended December 31, 2014 and 2013 were (in thousands):

	2014	2013

Audit Fees	$8,513	$7,608

Audit-Related Fees	17	500

Tax Fees	500	450

All Other Fees	5	5

Total	$9,035	$8,563

Audit Fees were for professional services rendered for the audit of the consolidated financial statements and audit of internal control over financial reporting of the Company, statutory and regulatory audits, issuance of comfort letters, consents, and assistance with and review of documents filed with the Securities and Exchange Commission.

Audit-Related Fees were for assurance and related services related to employee benefit plan audits, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees were for services related to tax compliance, including the preparation of tax returns and claims for refund, and tax planning and tax advice, including assistance with and representation in tax audits and appeals, and requests for rulings or technical advice from tax authorities.

All Other Fees were for services rendered for accounting research, internal audit software licenses and other projects.

52 MARATHON OIL | 2015 PROXY STATEMENT

The Audit and Finance Committee reviews and approves the fees and expenses of the independent auditor for audit, audit-related, tax and permissible non-audit services. To assure continuing auditor independence, the Audit and Finance Committee annually reviews the independence of the independent auditors, in addition to assuring the regular rotation of the lead audit partner as required by law and considering whether there should be a rotation of the independent audit firm itself. In conjunction with the mandated rotation of the lead audit partner, the Audit and Finance Committee and its chairperson are directly involved in the selection of PwC's lead engagement partner.

The Audit and Finance Committee's Policy for Pre-Approval of Audit, Audit-Related, Tax and Permissible Non-Audit Services is available on our website at http://www.marathonoil.com/Investor_Center/Corporate_Governance/. Among other things, this policy sets forth the procedure for the Audit and Finance Committee to pre-approve all audit, audit-related, tax and permissible non-audit services, other than as provided under the de minimus exception. Notwithstanding the de minimus exception, the Committee's standard practice is to pre-approve all permissible non-audit services. The Audit and Finance Committee has delegated pre-approval authority of up to $500,000 to the Audit and Finance Committee Chair for unbudgeted items.

The Audit and Finance Committee pre-approved all the fees and services for 2014 and 2013, and did not utilize the de minimus exception in either year.

Proposal 2	For the reasons stated above, your Board of Directors recommends a vote FOR Proposal 2 ratifying of the selection of PricewaterhouseCoopers LLP as the Company's Independent Auditor for 2015.
MARATHON OIL | 2015 PROXY STATEMENT 53

PROPOSAL 3: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we seek your advisory vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement under "Compensation Discussion and Analysis" and "Executive Compensation."

YOUR BOARD RECOMMENDS A VOTE FOR PROPOSAL 3 APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Although this vote is non-binding, the Compensation Committee values your opinion and will consider the voting results when making future decisions about executive compensation.

Additionally, we believe that constructive dialogue with our stockholders provides meaningful feedback about specific executive compensation practices and programs, and we encourage our stockholders to communicate directly with both management and the Committee about executive compensation. Stockholders may contact the Committee Chair to provide input on executive compensation matters at any time by emailing compchair@marathonoil.com.

As described under "Compensation Discussion and Analysis," the Compensation Committee, comprised entirely of independent directors, has established executive compensation programs that reward both company and individual performance. Our Compensation Committee consistently exercises great care and discipline in determining executive compensation. Executive compensation decisions are made in order to attract, retain and motivate talented executives to deliver business results and long-term value to our stockholders.

We currently seek the advisory vote of our stockholders to approve the compensation of our named executive officers on an annual basis and expect that the next such advisory vote will be held at our 2016 Annual Meeting.

Proposal 3	For the reasons stated above, your Board of Directors recommends a vote FOR Proposal 3 approving the compensation of our Named Executive Officers.
54 MARATHON OIL | 2015 PROXY STATEMENT

STOCKHOLDER PROPOSALS

PROPOSAL 4: PROXY ACCESS

THE STOCKHOLDER PROPOSAL

The Comptroller of the City of New York, Municipal Building, One Centre St., Room 629, New York, New York, custodian of 1,370,800 shares of common stock, has given notice that it intends to present the following proposal at the Annual Meeting. The proposal and supporting statement, for which the Company accepts no responsibility, are set forth below:

RESOLVED: Shareholders of Marathon Oil Corporation (the "Company") ask the board of directors (the "Board") to adopt, and present for shareholder approval, a "proxy access" bylaw. Such a bylaw shall require the Company to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a shareholder or group (the "Nominator") that meets the criteria established below. The Company shall allow shareholders to vote on such nominee on the Company's proxy card.

The number of shareholder-nominated candidates appearing in proxy materials shall not exceed one quarter of the directors then serving. This bylaw, which shall supplement existing rights under Company bylaws, should provide that a Nominator must:

a)
have beneficially owned 3% or more of the Company's outstanding common stock continuously for at least three years before submitting the nomination;

b)
give the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission rules about (i) the nominee, including consent to being named in the proxy materials and to serving as director if elected; and (ii) the Nominator, including proof it owns the required shares (the "Disclosure"); and

c)
certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator's communications with the Company shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than the Company's proxy materials; and (c) to the best of its knowledge, the required shares were acquired in the ordinary course of business and not to change or influence control at the Company.

The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of the nominee (the "Statement"). The Board shall adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable federal regulations, and the priority to be given to multiple nominations exceeding the one-quarter limit.

SUPPORTING STATEMENT

We believe proxy access is a fundamental shareholder right that will make directors more accountable and contribute to increased shareholder value. The CFA Institute's 2014 assessment of pertinent academic studies and the use of proxy access in other markets similarly concluded that proxy access:

  •
  Would "benefit both the markets and corporate boardrooms, with little cost or disruption."

  •
  Has the potential to raise overall US market capitalization by up to $140.3 billion if adopted market-wide. (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1)
MARATHON OIL | 2015 PROXY STATEMENT 55

The proposed bylaw terms enjoy strong investor support – votes for similar shareholder proposals averaged 55% from 2012 through September 2014 – and similar bylaws have been adopted by companies of various sizes across industries, including Chesapeake Energy, Hewlett-Packard, Western Union and Verizon.

We urge shareholders to vote FOR this proposal.

THE COMPANY'S RESPONSE

YOUR BOARD RECOMMENDS A VOTE AGAINST PROPOSAL 4.

The Board believes stockholders should vote AGAINST this proposal for the following reasons:

1.
Our Board is committed to adopting proxy access and we are in the process of engaging with our stockholders to determine the right approach for our Company. Our Board is in the process of conducting extensive outreach with investors as we seek to implement a thoughtful and representative approach to proxy access. We recognize, based on initial discussions and our review of public commentary on investor positions, that proxy access is an evolving governance best practice. During these initial discussions we have learned that the views of our Company's stockholders on proxy access vary: some favor a 5% ownership threshold, others prefer a 3% threshold, some have indicated support for access but have not expressed a view on thresholds, and a number of investors do not favor adoption at all. Investors take varying positions on the terms for aggregation. We have also learned that investor views on proxy access are not static but evolving over time. Many investors are balancing the principle of stockholders access to the proxy with the facts and circumstances that may influence the implementation of this right.

  This stockholder proposal would allow a single stockholder, or an unlimited group of stockholders, that own 3% of the Company's common stock continuously for a period of three years to nominate up to 25% of the Board. We believe the proposal is unnecessarily expansive and support for this stockholder proposal will preempt our efforts to adopt proxy access on terms that reflect the views of all of our stockholders. We believe it is important that the proxy access terms adopted for our Company are informed by both investor feedback and Company circumstances. The Board is committed to adopting proxy access and believes it should have sufficient time to complete its outreach to a broader investor base; it expects to do so in the next few months.

2.
Unique industry dynamics inform our position. The Board believes that its adoption of proxy access should be part of a thoughtful process that takes into account our Company's unique circumstances. Our Company operates in a capital-intensive industry, where both stock and commodity prices fluctuate in accordance with macro-level economic events that are often outside the Company's control. It is critical to the long-term success of our business that we nominate and retain qualified directors with deep knowledge of the financial and operational aspects of a large, complex, global company, as well as familiarity with the risks associated with operating in the oil and gas industry. It is essential to appoint directors that enable the Company to maintain a constancy of purpose and develop deep competencies and capabilities. As such, it is important that proxy access is designed to effectuate the intent behind our stockholders' desire for the right and not in a manner that will allow abuse or potential distraction from a small group of holders who are looking for short-term responses to macro-economic events.

  Furthermore, there are additional unique factors of the exploration and production business model that require a judicious approach to proxy access in order to protect and grow long-term stockholder value. These factors include:

  •
  Ensuring the level of capital investment is appropriate to generate competitive returns and grow the business while protecting the financial strength and flexibility of the company;

  •
  Thoughtful consideration of the allocation of capital across a portfolio that includes both long- and short-cycle investments to add resource in the future; and
56 MARATHON OIL | 2015 PROXY STATEMENT

  •
  The impact of stability on long-term relationships with resource holders, national oil companies, and other stakeholders in order to access investment opportunities with the potential to add long-term stockholder value.

  We believe in the right of stockholders to approve Board nominees, but we also believe that proxy access must be implemented in a manner that avoids distraction and potential disruption to our business associated with nomination of candidates who are not qualified to meet our Board's needs, as this can foster potentially divisive and contentious elections in a manner that impacts the operations of our business and in the process could potentially harm stockholder value.

3.
We have a strong corporate governance structure and record of accountability. The Company's current corporate governance structure reflects a significant and ongoing commitment to strong and effective governance practices and a willingness to be responsive and accountable to stockholders. We regularly assess and refine our corporate governance policies and procedures to take into account evolving best practices and to address feedback provided by our stockholders and other stakeholders. Adopting proxy access is in accordance with this commitment.

•
Our Board is comprised of highly qualified, independent directors who are dedicated to providing strong oversight.

•
Our Board is led by an Independent Chairman with clearly defined, robust responsibilities.

•
Our Board includes an appropriate balance of experience, tenure, diversity, leadership, skills and qualifications in areas of importance to our Company. Our Board includes a good balance of experienced and recently appointed directors. We have added four new directors over the last four years, each of whom brings a unique and valuable background to the overall composition of our Board. Our Board has a retirement age of 72.

•
Our Board conducts an annual evaluation of its performance to address its composition, responsibilities, process and effectiveness. Aggregated responses are shared and discussed with the full board. The Nominating and Governance committee oversees the evaluation process, including follow up action items.

•
We provide stockholders with an opportunity to have a meaningful voice in the director nomination and election process. Our directors are all elected on an annual basis and by a majority of the votes cast. Our directors may be removed without cause.

•
Our directors have meaningful share ownership in the Company and are required to hold three times the value of their annual retainer in Company stock. Our independent Chairman is required to hold four times the value of his retainer.

•
Stockholders representing 20% of our outstanding shares may call a special meeting.

We are committed to adopting proxy access, and believe an approach based on company circumstances and stockholder feedback would best serve the Company in the long term.

EFFECTS OF APPROVAL OR DISAPPROVAL OF THE PROPOSAL

Our Board is already working toward implementing a proxy access By-law following robust engagement with stockholders that will reflect feedback received during the engagement process as well as Company specific circumstances.

Proposal 4	For the reasons stated above, your Board of Directors recommends a vote AGAINST Proposal 4.
MARATHON OIL | 2015 PROXY STATEMENT 57

PROPOSAL 5: REPORT ON CLIMATE CHANGE RISK

THE STOCKHOLDER PROPOSAL

The Unitarian Universalist Association, 24 Farnsworth St., Boston, MA, owner of 465 shares of common stock, and the Presbyterian Church (U.S.A.), 100 Witherspoon St., Room 3222, Louisville, KY, owner of 35 shares of common stock, have given notice that they intend to present the following proposal at the Annual Meeting. The proposal and supporting statement, for which the Company accepts no responsibility, are set forth below:

WHEREAS:

Recognizing the risks of climate change, nearly all nations signed the Cancun Agreement proclaiming "the increase in global temperature should be below 2 degrees Celsius." In light of these goals, the International Energy Agency (IEA) has developed scenarios to help policymakers and market participants understand potential energy demand futures. Oil demand would need to begin to decline starting in 2020 under a scenario consistent with policymakers' 2 degree target. Per HSBC, the equity valuation of oil producers could drop by 40-60 percent under such a low carbon emissions scenario.

Climate change concerns are already affecting oil demand through policies related to air quality, fuel efficiency, and lower-carbon energy. Analysts from Citi, Deutsche Bank and Statoil, among others, predict that global oil demand could peak in the next 10-15 years. Any global action to address climate change will only accelerate these trends.

Industry production costs have risen significantly in recent years, leaving many companies vulnerable to any downturn in demand. Carbon Tracker estimates that projects with economic breakevens exceeding $95/barrel are clearly in excess of the requirements for fossil fuel investment in a 2 degree scenario, and that there is an estimated $1.1 trillion of capital expenditures (capex) earmarked for high cost projects out to 2025 needing a price of over $95 to generate an economic return, raising the risk of stranded, or un- profitable, resources.

We recognize the importance of the oil and gas sector in meeting continuing energy needs. However, we are concerned that Marathon Oil's current business strategy is not sustainable given the changing nature of demand, emerging technologies, and policy interventions aimed at limiting global temperatures.

Investors require additional information on how Marathon Oil is preparing for market conditions in which demand growth for oil and gas is reduced due to a combination of factors.

Resolved: Shareholders request that Marathon Oil prepare a report analyzing the consistency of company capital expenditure strategies with policymakers' goals to limit climate change, including analysis of long- and short- term financial risks to the company associated with high-cost projects in low-demand scenarios, as well as analysis of options to mitigate related risk. The report should be overseen by a committee of independent directors, omit proprietary information, and be prepared at reasonable cost by September 2015.

SUPPORTING STATEMENT:

We recommend the report include:

  •
  Assumptions regarding breakeven costs of production for the company's highest cost projects.

  •
  Consideration of a range of lower-demand scenarios accounting for more-rapid-than-expected policy and/or technology developments, including the 2 degree scenario as outlined by the IEA.

  •
  An assessment of different capital allocation strategies in the face of low-demand scenarios.

  •
  How the company will manage risks under these scenarios, such as reducing the carbon intensity of its assets, diversifying its business by investing in renewable energy sources, or returning capital to shareholders.
58 MARATHON OIL | 2015 PROXY STATEMENT

  •
  The Board of Directors' role in overseeing climate risk reduction strategies and related capital allocation.

THE COMPANY'S RESPONSE

YOUR BOARD RECOMMENDS A VOTE AGAINST PROPOSAL 5.

Your Board recommends a vote against this stockholder proposal because we already disclose material risks related to climate change and climate change regulation in our Annual Report on Form 10-K, which is filed with the Securities and Exchange Commission and is available at www.marathonoil.com. In accordance with the rules and regulations of the Securities and Exchange Commission, the Company discloses in its periodic reports filed with the Securities and Exchange Commission all material risks that management believes are facing the Company as well as all known trends that are reasonably likely to affect our Company's earnings. The Board, the Audit and Finance Committee, and the Company's management each review such filings and believe that such disclosures describe all material risks to the Company associated with climate change at this time. These filings are updated on a regular basis to ensure they reflect our current assessment of the risks associated with climate change and related legislative and regulatory actions. Therefore, we believe that the adoption of this proposal is unnecessary, and a special report regarding speculative risks beyond our current avenues of disclosure is an inefficient use of Company resources.

In addition, the Company's views, actions, and progress on climate change are widely available, for example, in the Living Our Values 2013 Corporate Social Responsibility Report ("CSR Report"), as available on the Company's website. As further detailed in the CSR Report, the Company uses the Enterprise Risk Management process to determine which company-wide risks pose a critical threat to the Company's financial health. Through this process, the Company identifies such risks, including those of an environmental or regulatory nature, and selects mitigations in response. This process includes considering how compliance with regulations and laws impacts long-range business planning and capital project evaluations. At this time, the Company believes this is the best way to evaluate and address all issues, including those related to climate change, in a carefully considered, orderly and timely manner, consistent with its sustainable development commitments.

As stated above, the Company is committed to disclosing material risks and will use existing avenues of disclosure to continue to inform our stockholders about the potential impact of climate change regulations on the Company's business operations and financial results. However, in light of the highly uncertain regulatory environment, disclosing speculative risks could be misleading and could result in confusion. Based on the foregoing factors, the Board does not believe that engaging in the requested study will provide any meaningful benefits to its stockholders. We urge you to vote against the proposal.

Proposal 5	For the reasons stated above, your Board of Directors recommends a vote AGAINST Proposal 5.
MARATHON OIL | 2015 PROXY STATEMENT 59

By order of the Board of Directors,

Sylvia J. Kerrigan

Executive Vice President, General Counsel and Secretary

March 18, 2015

Houston, TX

Your vote is very important – please vote promptly.

60 MARATHON OIL | 2015 PROXY STATEMENT

Marathon Oil Corporation 5555 San Felipe Street Houston, TX 77056

C/O SHAREHOLDER SERVICES P.O. BOX 4813 HOUSTON, TX 77210-4813 (VOTE BY INTERNET -) www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. EDT on April 28, 2015, for shares held by registered holders directly and 11:59 p.m. EDT on April 26, 2015, for shares held in the Marathon Oil Company Thrift Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. EDT on April 28, 2015, for shares held by registered holders directly and 11:59 p.m. EDT on April 26, 2015, for shares held in the Marathon Oil Company Thrift Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Marathon Oil Corporation, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717. The Internet and telephone voting facilities will close at 11:59 p.m. EDT on April 28, 2015, for shares held by registered holders directly and at 11:59 p.m. EDT on April 26, 2015, for shares held in the Marathon Oil Company Thrift Plan. (TO VOTE), (MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS): M84851-P60388 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MARATHON OIL CORPORATION Your Board of Directors recommends you vote “FOR” Items 1a. through 1h. 1. Election of directors for a one-year term expiring in 2016 NOMINEES: For Against Abstain 1a. Gregory H. Boyce Your Board of Directors recommends you vote “FOR” Item 2 For Against Abstain 1b. Pierre Brondeau 1c. Chadwick C. Deaton 1d. Marcela E. Donadio 1e. Philip Lader 1f. Michael E.J. Phelps 1g. Dennis H. Reilley 1h. Lee M. Tillman 2. Ratify the selection of PricewaterhouseCoopers LLP as our independent auditor for 2015. Your Board of Directors recommends you vote “FOR” Item 3 3. Advisory vote to approve our named executive officer compensation. Your Board of Directors recommends you vote “AGAINST” Item 4 4. Stockholder proposal seeking approval of stockholders’ rights to proxy access. Your Board of Directors recommends you vote “AGAINST” Item 5 5. Stockholder proposal seeking a report regarding climate change risk. Yes No (Please indicate if you plan to attend this meeting). (Please indicate if you wish to view meeting materials electronically) (via the Internet rather than receiving a hard copy; please note that) you will continue to receive a proxy card for voting purposes only. (Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date)

(2015 ANNUAL MEETING OF STOCKHOLDERS) ATTENDANCE CARD (You are cordially invited to attend the Annual Meeting of Stockholders on Wednesday), (April 29), (2015). The Meeting will be held in the Conference Center Auditorium of the Marathon Oil Tower, 5555 San Felipe Street, Houston, Texas 77056 at 10:00 a.m. Central Time. (Please detach this card from your proxy card and bring it with you as identification. A map to the meeting site is inscribed on this card for your convenience. The use of an attendance card is for our mutual convenience; however, your right to attend without an attendance card, upon proper identification, is not affected.) Sylvia J. Kerrigan Secretary (FOR THE PERSONAL USE OF THE NAMED STOCKHOLDER(S) ON THE BACK - NOT TRANSFERABLE.) Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The 2015 Notice of Annual Meeting of Stockholders and Proxy Statement, the Letter to Stockholders and the 2014 Annual Report on Form 10-K are available at www.proxyvote.com. (Proxy must be signed and dated on the reverse side. Please fold and detach card at perforation before mailing.) M84852-P60388 (Proxy and Voting Instruction Form) This Proxy and Voting Instruction is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders on April 29, 2015 For shares held by registered holders The undersigned hereby appoints Dennis H. Reilley, Lee M. Tillman and John R. Sult, or any of them, proxies to vote as herein directed on behalf of the undersigned at the Annual Meeting of Stockholders of Marathon Oil Corporation on Wednesday, April 29, 2015, and at any meeting resulting from any adjournment(s) or postponement(s) thereof and upon all other matters properly coming before the Meeting, including the proposals set forth in the 2015 Notice of Annual Meeting and Proxy Statement for such Meeting with respect to which the proxies are instructed to vote as directed on the reverse side. You are encouraged to specify your choice by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote the shares unless you sign and return the proxy card. For shares held in Marathon Oil Company Thrift Plan These confidential voting instructions will only be shared with Fidelity Management Trust Company, as Trustee for the Marathon Oil Company Thrift Plan (the “Marathon Oil Plan”). The undersigned, as a participant in the Marathon Oil Plan, hereby directs the Trustee to vote the number of shares of Marathon Oil Corporation common stock credited to the undersigned’s account under the Marathon Oil Plan at the Annual Meeting of Stockholders, and at any meeting resulting from any adjournment(s) or postponement(s) thereof, upon all subjects that may properly come before the meeting, including the matters described in the 2015 Notice of Annual Meeting and Proxy Statement. In the Trustee’s discretion, it may vote upon such other matters as may properly come before the Meeting. Your vote is confidential. The shares credited to the account will be voted as directed on the reverse side. If no direction is made, if the card is not signed, or if the card is not received by April 26, 2015, the shares credited to the account will not be voted. You cannot vote the shares in person at the Annual Meeting; the Trustee is the only one who can vote the shares. PROXY TO BE SIGNED AND DATED ON THE REVERSE SIDE